Filed Pursuant to Rule 424(b)(5)

Registration No. 333-261365

The information in this preliminary prospectus supplement is not complete and may be changed. A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission under the Securities Act of 1933, as amended. This preliminary prospectus supplement and the accompanying prospectus is not an offer to sell these securities and it is not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED NOVEMBER 4, 2022

Preliminary Prospectus Supplement

(To Prospectus dated February 8, 2022)

Shares

Class A Common Stock

FAT Brands Inc.

FAT Brands Inc. (which we refer to as “we,” “us” or our “Company”) is offering             shares of our Class A Common Stock, par value $0.0001 per share (which we refer to as our “Class A Common Stock”). Each share of Class A Common Stock is being offered at a price of $       , for an aggregate offering amount of $       .

Our Class A Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “FAT”. On November 3, 2022, the closing price of our Class A Common Stock on the Nasdaq Capital Market was $7.51 per share.

Fog Cutter Holdings, LLC controls approximately 55.5% of the combined voting power of our Class A Common Stock and Class B Common Stock (which we refer to together as our “Common Stock”), and we are therefore a “controlled company” as defined under the Nasdaq Marketplace Rules. However, we do not currently rely on the controlled company exemptions provided under the Nasdaq Marketplace Rules.

On March 23, 2022, the date we filed our Annual Report on Form 10-K for the fiscal year ended December 26, 2021, we became subject to General Instruction I.B.6 of Form S-3 (which we refer to as “General Instruction I.B.6”), which limits the amounts that we may sell under the registration statement of which this prospectus supplement and the accompanying prospectus form a part. The aggregate market value of our Common Stock held by non-affiliates pursuant to General Instruction I.B.6 is $64,305,917, which was calculated based on (i) 6,917,514 shares of our Class A Common Stock held by non-affiliates at a price of $8.76 per share as of September 15, 2022, and (ii) 451,155 shares of our Class B Common Stock held by non-affiliates at a price of $8.22 per share as of September 12, 2022. During the 12 calendar months prior to, and including, the date of this prospectus supplement, we have not sold any securities pursuant to General Instruction I.B.6. As of the date of this prospectus supplement, the aggregate amount of securities we are permitted to sell pursuant to General Instruction I.B.6 is $21,435,306.

Investing in shares of our Class A Common Stock involves risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement to read about important factors you should consider before buying shares of our Class A Common Stock.

Neither the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Public offering price	$	$
Underwriting discounts(1)	$	$
Proceeds to FAT Brands Inc. (before expenses)(2)	$	$

(1)	See “Underwriting” beginning on page S-33 of this prospectus supplement for additional information regarding the compensation to the underwriters.

(2)	We estimate that our total expenses for this offering will be approximately $300,000 in addition to the underwriting discounts.

We have granted the underwriters a 45-day option to purchase up to                      additional shares of our Class A Common Stock at the public offering price, less underwriting discounts.

The underwriters expect to deliver the shares of our Class A Common Stock to purchasers on or about November   , 2022.

ThinkEquity

The date of this prospectus supplement is November         , 2022

FAZOLI'S
2720

Olivia!

10255
native
grill wings

FATBURGER · Marble SLAB CREAMERY · Johnny Rockets · HURRICANE GRILL & WINGS · ROUND TABLE PIZZA ROYALTY · PONDEROSA STEAKHOUSE · BONANZA STEAKHOUSE · FAZOLI'S

GREAT AMERICAN cookies · HOT DOG ON A STICK · Buffalo's CAFE | EXPRESS · TWIN PEAKS EATS • DRINKS • SCENIC VIEWS · ELEVATION BURGER · PRETZELMAKER · YALLA mediterranean · native grill wings

ROUND TABLE
PIZZA ROYALTY
2640 D

FAT BRANDS

FRESH. AUTHENTIC. TASTY.

FATBURGER
ORDER HERE

HOT DOG
since 1946
ON A STICK

TWIN PEAKS

PIE • CHILI
HAMBURGERS

BLUE MOON

Johnny ROCKETS

FAT
BRANDS

FRESH. AUTHENTIC. TASTY.

We are responsible for the information contained in this prospectus supplement, the accompanying prospectus, and in any free-writing prospectus we prepare or authorize. Neither we nor the underwriters have authorized any other party to provide you with different information, and neither we nor the underwriters take any responsibility for any other information others may give you. Neither we nor the underwriters are making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained in this prospectus supplement, the accompanying prospectus, or any such free-writing prospectus is accurate as of any date other than the date on its respective cover. Our business, financial condition, results of operations and prospects may have changed since those dates.

The information in this prospectus supplement updates information in the accompanying prospectus, and, to the extent it is inconsistent with the information in the accompanying prospectus, replaces such information.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

S-i

USE OF MARKET AND INDUSTRY DATA

This prospectus supplement and the accompanying prospectus includes or incorporates by reference market and industry data that we have obtained from third-party sources, including industry publications, as well as industry data prepared by our management on the basis of its knowledge of and experience in the industries in which we operate (including our management’s estimates and assumptions relating to such industries based on that knowledge). Our management has developed its knowledge of such industries through its experience and participation in these industries. While our management believes the third-party sources referred to or incorporated by reference in this prospectus supplement and the accompanying prospectus are reliable, neither we nor our management have independently verified any of the data from such sources referred to or incorporated by reference in this prospectus supplement or the accompanying prospectus or ascertained the underlying economic assumptions relied upon by such sources. Internally prepared and third-party market forecasts, in particular, are estimates only and may be inaccurate, especially over long periods of time. Furthermore, references in or incorporated by reference in this prospectus supplement or the accompanying prospectus to any publications, reports, surveys or articles prepared by third parties should not be construed as depicting the complete findings of the entire publication, report, survey or article. The information in any such publication, report, survey or article is not incorporated by reference in this prospectus supplement or the accompanying prospectus.

S-ii

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it, which means that we can disclose important information to you by referring you to another document that we have filed separately with the SEC. We hereby incorporate by reference the following information or documents into this prospectus supplement:

●	our Annual Report on Form 10-K for the fiscal year ended December 26, 2021, filed with the SEC on March 23, 2022;

●	our Quarterly Reports on Form 10-Q for the quarterly periods ended (i) March 27, 2022, filed with the SEC on May 10, 2022, (ii) June 26, 2022, filed with the SEC on July 29, 2022, and (iii) September 25, 2022, filed with the SEC on October 21, 2022;

●	our Current Reports on Form 8-K, filed with the SEC on (i) July 26, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on October 5, 2021, (ii) October 6, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on October 15, 2021, (iii) December 16, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on January 31, 2022, (iv) January 26, 2022, (v) February 17, 2022, (vi) February 24, 2022, (vii) March 24, 2022, (viii) April 5, 2022, (ix) April 18, 2022, (x) May 17, 2022, (xi) June 22, 2022, (xii) July 18, 2022 (excluding Item 7.01 and Exhibit 99.1 thereof), (xiii) July 27, 2022, (xiv) August 23, 2022, (xv) September 19, 2022, (xvi) September 20, 2022, (xvii) October 25, 2022, and (xviii) October 25, 2022 (excluding Item 7.01 and Exhibit 99.1); and

●	the description of our Class A Common Stock contained in our registration statement on Form 8-A filed with the SEC on October 19, 2017, including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference into this prospectus supplement additional documents that we may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”), after the date hereof but before the completion or termination of this offering (excluding any information not deemed “filed” with the SEC). Any statement contained in a previously filed document is deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in this prospectus supplement or the accompanying prospectus or in a subsequently filed document incorporated by reference herein modifies or supersedes the statement, and any statement contained in this prospectus supplement or the accompanying prospectus is deemed to be modified or superseded for purposes of this prospectus supplement or the accompanying prospectus to the extent that a statement contained in a subsequently filed document incorporated by reference herein modifies or supersedes the statement.

Any information in any of the foregoing documents will automatically be deemed to be modified or superseded to the extent that information in this prospectus supplement or the accompanying prospectus or in a later filed document that is incorporated or deemed to be incorporated herein or therein by reference modifies or replaces such information.

Upon written or oral request, we will provide you without charge a copy of any or all of the documents that are incorporated by reference into this prospectus supplement, including exhibits which are specifically incorporated by reference into such documents. Requests should be directed to: FAT Brands Inc., Attention: Investor Relations, 9720 Wilshire Blvd., Suite 500, Beverly Hills, CA 90212, telephone (310) 319-1850.

S-iii

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus, and the documents incorporated by reference herein and therein contain forward-looking statements. All statements other than statements of historical facts contained in this prospectus supplement, the accompanying prospectus, or the documents incorporated by reference herein and therein may be forward-looking statements. Statements regarding our future results of operations and financial position, business strategy and plans and objectives of management for future operations. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions.

Forward-looking statements are subject to significant business, economic and competitive risks, uncertainties and contingencies, many of which are difficult to predict and beyond our control, which could cause our actual results to differ materially from the results expressed or implied in such forward-looking statements. These and other risks, uncertainties and contingencies are described elsewhere in this prospectus supplement and the accompanying prospectus, including under “Risk Factors”, and in the documents incorporated by reference herein and therein, and include the following factors:

●	our inability to generate sufficient cash to service our obligations;

●	we may issue additional indebtedness or series of preferred stock with rights that are senior to our Class A Common Stock;

●	uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic;

●	our franchisees could take actions that could harm our business and may not accurately report sales;

●	the actions of our franchisees;

●	our inability to maintain good relationships with our franchisees;

●	our inability to successfully add franchisees, brands and new stores, and timely develop and expand our operations;

●	our inability to protect our brands and reputation;

●	our ability to adequately protect our intellectual property;

●	success of our advertising and marketing campaigns;

●	our inability to protect against security breaches of confidential guest information;

●	our business model being susceptible to litigation;

●	competition from other restaurants;

●	shortages or interruptions in the supply or delivery of food products;

●	our vulnerability to increased food commodity costs;

●	our failure to prevent food safety and food-borne illness incidents;

●	changes in consumer tastes and nutritional and dietary trends;

●	our dependence on key executive management;

●	our inability to identify qualified individuals for our workforce;

●	our vulnerability to labor costs;

●	our inability to comply with governmental regulation;

●	violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws;

●	our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations; and

●	control of our Company by Fog Cutter Holdings, LLC.

These forward-looking statements speak only as of the respective dates of this prospectus supplement and the accompanying prospectus. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained in this prospectus supplement or the accompanying prospectus after we distribute this prospectus supplement, whether as a result of any new information, future events or otherwise.

S-1

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained elsewhere in this prospectus supplement and the accompanying prospectus, or incorporated by reference herein and therein. This summary does not contain all of the information that you should consider before deciding to invest in our Class A Common Stock. You should carefully read this entire prospectus supplement and the accompanying prospectus, and the information incorporated by reference herein and therein, including the section entitled “Risk Factors”, the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 26, 2021, and the other information included elsewhere or incorporated by reference in this prospectus supplement and the accompanying prospectus, before making an investment decision.

In this prospectus supplement, references to “FAT Brands”, our “Company”, “we”, “us” or “our” refer collectively to FAT Brands Inc. and its subsidiaries, unless otherwise stated or the context requires otherwise.

Our Company

FAT Brands Inc. is a leading multi-brand restaurant company that develops, markets, acquires, and manages quick service, fast casual, casual dining, and polished casual dining restaurant concepts around the world. We operate primarily as a franchisor of restaurants, where we generally do not own or operate the restaurant locations but rather generate revenue by charging franchisees an initial franchise fee as well as ongoing royalties. This “asset light” franchisor model provides us with the opportunity for strong profit margins and an attractive free cash flow profile while minimizing restaurant operating company risk, such as long-term real estate commitments or capital investments. For some of our brands, we also directly own and operate restaurant locations, in addition to franchising restaurants.

Our scalable management platform enables us to add new stores and restaurant concepts to our portfolio with minimal incremental corporate overhead cost, while taking advantage of significant corporate overhead synergies. The acquisition of additional brands and restaurant concepts as well as expansion of our existing brands are key elements of our growth strategy. In addition to our restaurant operations, we also own and operate a manufacturing and production facility in Atlanta, Georgia, which supplies our franchisees with cookie dough, pretzel dry mix and other ancillary products.

Our Concepts

As of the date of this prospectus supplement, we are the owner and franchisor of the following restaurant brands in four main categories – Quick Service, Fast Casual, Casual Dining, and Polished Casual Dining.

Quick Service

●	Round Table Pizza. Round Table Pizza is the franchisor of quick service restaurants located primarily in California and the western United States. Round Table pizzas are made with fresh dough and offered in a variety of original flavors and pizza combinations. Customers also have the option to create their own pizzas. Round Table Pizza includes three restaurant formats – Traditional, Clubhouse and Delivery Only.

●	Marble Slab Creamery. Marble Slab Creamery is a purveyor of hand-mixed ice cream. Founded in 1983, Marble Slab was an innovator of the frozen slab technique where customers select a variety of items to be mixed into their ice cream or frozen yogurt on a chilled marble slab. Marble Slab ice cream is made in small batches in franchise locations using ingredients from around the world and dairy from local farms. Marble Slab has locations in the United States, Canada, Bahrain, Bangladesh, Guam, Kuwait, Pakistan, Puerto Rico, and Saudi Arabia.

●	Great American Cookies. Great American Cookies (which we refer to as “GAC”) was founded in Atlanta, Georgia in 1977 as a single store which relied upon a single chocolate chip cookie recipe. In 1978, GAC began its franchise operations and introduced a complete line of cookies and brownies. Over the last 30 years, GAC further increased its presence in malls throughout the United States and significantly expanded its product offerings. GAC is known for its signature Cookie Cakes, signature flavors and menu of gourmet products baked fresh in store. GAC has franchised stores in the United States, Bahrain, Guam, and Saudi Arabia. On May 24, 2022, we acquired the franchised chain of stores known as Nestlé® Toll House® Café by Chip® from Crest Foods, Inc., and we are currently working to rebrand the approximately 85 cafes as Great American Cookies.

S-2

●	Hot Dog on a Stick. Hot Dog on a Stick (which we refer to as “HDOS”) is the franchisor of quick service restaurants primarily located in regional malls in California and the western United States. HDOS founder Dave Barnham opened his first hot dog stand in Santa Monica, California in 1946. HDOS offers its turkey frank dipped in batter and cooked in canola oil, along with fresh squeezed lemonade, hot dog in a bun, cheese on a stick, funnel cake sticks, and french fries.

●

Pretzelmaker. Pretzelmaker and Pretzel Time are franchised concepts that specialize in offering hand-rolled soft pretzels, innovative soft pretzel products, dipping sauces, and beverages. Retail locations are primarily located in shopping malls and other types of shopping centers. The brands were founded independently of each other in 1991, united under common ownership in 1998, and consolidated in 2008 to become the new Pretzelmaker.

●	Fazoli’s. Founded in 1988 in Lexington, Kentucky, Fazoli’s is an Italian restaurant chain known for its fast and fresh premium quality Italian food, including freshly prepared pasta entrees, Submarinos® sandwiches, salads, pizzas, desserts and unlimited signature breadsticks.

Fast Casual

●	Fatburger. Founded in Los Angeles, California in 1947, Fatburger (The Last Great Hamburger Stand) has, throughout its history, maintained its reputation as an iconic, all-American, Hollywood favorite hamburger restaurant serving a variety of freshly made-to-order and customizable Fatburgers, Turkeyburgers, Chicken Sandwiches, Impossible™ Burgers, Veggieburgers, french fries, onion rings, soft-drinks and milkshakes.

●	Johnny Rockets. Founded in 1986 on iconic Melrose Avenue in Los Angeles, California, Johnny Rockets is a world-renowned, international restaurant franchise that offers high quality, innovative menu items including Certified Angus Beef® cooked-to-order hamburgers, Boca Burger®, chicken sandwiches, crispy fries and rich, delicious hand-spun shakes and malts. This dynamic lifestyle brand offers friendly service and upbeat music contributing to the chain’s signature atmosphere of relaxed, casual fun.

●	Elevation Burger. Established in Northern Virginia in 2002, Elevation Burger is a fast-casual burger, fries, and shakes chain that provides its customers with healthier, “elevated” food options. Serving grass-fed beef, organic chicken, and french fries cooked using a proprietary olive oil-based frying method, Elevation maintains environmentally friendly operating practices, including responsible sourcing of ingredients, robust recycling programs intended to reduce its carbon footprint, and store décor constructed of eco-friendly materials.

●	Yalla Mediterranean. Founded in 2014, our Yalla Mediterranean brand specializes in authentic, healthful, Mediterranean cuisine with an environmentally conscience and focus on sustainability. The word “yalla”, which means “let’s go”, is embraced in every aspect of Yalla Mediterranean’s culture and is a key component of our concept. We intend to have Yalla Mediterranean offer a healthful Mediterranean menu of wraps, plates, and bowls in a fast-casual setting, with cuisine prepared fresh daily using, GMO-free, local ingredients for a menu that will include vegetarian, vegan, gluten-free and dairy-free options to accommodate customers with a wide variety of dietary needs and preferences. We also intend to have the Yalla Mediterranean brand demonstrate its commitment to the environment by using responsibly sourced proteins and utensils, bowls and serving trays made from compostable materials. We currently do not have any Yalla Mediterranean locations in operation or under construction.

S-3

Casual Dining

●	Buffalo’s Cafe and Buffalo’s Express. Established in Roswell, Georgia in 1985, Buffalo’s Cafe (Where Everyone is Family) is a family-themed casual dining concept known for its chicken wings and 13 distinctive homemade wing sauces, burgers, wraps, steaks, salads and other classic American cuisine. Featuring a full bar and table service, Buffalo’s Cafe offers a distinctive dining experience affording friends and family the flexibility to share an intimate dinner together or to casually watch sporting events while enjoying extensive menu offerings. Beginning in 2011, Buffalo’s Express was developed and launched as a fast-casual, smaller footprint variant of Buffalo’s Cafe offering a limited version of the full menu with an emphasis on chicken wings, wraps and salads. Current Buffalo’s Express outlets are co-branded with Fatburger locations, providing our franchisees with complementary concepts that share kitchen space and result in a higher average unit volume (compared to stand-alone Fatburger locations).

●	Hurricane Grill & Wings. Founded in Fort Pierce, Florida in 1995, Hurricane Grill & Wings is a tropical beach themed casual dining restaurant known for its fresh, jumbo, chicken wings, 35 signature sauces, burgers, bowls, tacos, salads and sides. Featuring a full bar and table service, Hurricane Grill & Wings’ laid-back, casual, atmosphere affords family and friends the flexibility to enjoy dining experiences together regardless of the occasion. The acquisition of Hurricane Grill & Wings has been complementary to FAT Brands existing portfolio chicken wing brands, Buffalo’s Cafe and Buffalo’s Express.

●

Ponderosa Steakhouse / Bonanza Steakhouse. Ponderosa Steakhouse, founded in 1965, and Bonanza Steakhouse, founded in 1963, offer the quintessential American steakhouse experience, for which there is strong and growing demand in international markets, particularly in Asia and the Middle East. Ponderosa and Bonanza Steakhouses offer guests a high-quality buffet and broad array of great tasting, affordably priced steak, chicken and seafood entrées. Buffets at Ponderosa and Bonanza Steakhouses feature a large variety of all you can eat salads, soups, appetizers, vegetables, breads, hot main courses and desserts. An additional variation of the brand, Bonanza Steak & BBQ, offers a full-service steakhouse with fresh farm-to-table salad bar and a menu showcasing flame-grilled USDA steaks and house-smoked BBQ, with contemporized interpretations of traditional American classics.

●	Native Grill & Wings. Based in Chandler, Arizona, Native Grill & Wings is a family-friendly sports grill chain with locations in Arizona, Illinois and Texas. Native Grill & Wings serves over 20 wing flavors that guests can order by the individual wing, as well as an extensive menu of pizza, burgers, sandwiches and salads.

Polished Casual Dining

●	Twin Peaks. Founded in 2005 in Dallas, Texas, Twin Peaks is a leading sports lodge-themed restaurant chain known for its scratch made food, 29-degree cold beer, and all-female wait staff. Each Twin Peaks restaurant features a sports viewing experience in a comfortable mountain lodge atmosphere with a customized sports programming package provided by DirecTV. Menu items include smashed and seared to order burgers, in-house smoked ribs, street tacos, and hand-breaded chicken wings. We currently franchise, and also directly own and operate, Twin Peaks restaurants in various states in the United States, and we have two international franchised Twin Peaks restaurants in Mexico City, Mexico.

Competitive Strengths

We believe that our competitive strengths include:

●	Management Team Designed to Support Multiple Brands and Categories. As our business has expanded to 17 brands and over 2,300 worldwide locations, we have developed a robust and comprehensive management and systems platform designed to support the expansion of our existing brands while enabling for the accretive and efficient acquisition and integration of additional restaurant concepts. We have distinct teams of managers focused on our four main categories – Quick Service, Fast Casual, Casual Dining, and Polished Casual Dining. Our platform is scalable and adaptable, allowing us to incorporate both growth in our existing brands and new concepts into the FAT Brands family with minimal incremental corporate costs.

S-4

●	Strong Brands Aligned with FAT Brands Vision. We have an enviable track record of delivering Fresh, Authentic, and Tasty meals across our franchise system, with leading brands in our four main categories. Our Fatburger, Round Table Pizza, Twin Peaks, Johnny Rockets, Fazoli’s and Buffalo’s concepts have built distinctive brand identities within their respective categories, providing made-to-order, high-quality food at competitive prices. The Ponderosa and Bonanza brands deliver an authentic American steakhouse experience. Hurricane Grill & Wings and Native Grill & Wings offer customers fresh chicken wings with an assortment of sauces and rubs in a casual dining atmosphere. Yalla Mediterranean offers a healthful Mediterranean menu of wraps, plates, and bowls in a fast-casual setting. Elevation Burger was the first organic burger chain, serving premium grass-fed beef patties and heart-healthy olive oil fries in a family and eco-friendly environment. Maintaining alignment with the FAT Brands vision across an expanding platform, we believe that our concepts appeal to a broad base of domestic and global consumers.

●	Ability to Cross-Sell Multiple Brands from the FAT Brands Portfolio. Our ability to easily and efficiently cross-sell to our existing franchisees new brands from our portfolio affords us the ability to grow more quickly and satisfy our existing franchisees’ demands to expand their operations. By having the ability to offer our franchisees a variety of restaurant concepts in multiple categories, our existing franchisees are able to acquire the rights to a well-rounded portfolio of FAT Brands concept offerings to strategically satisfy their respective market demands where opportunities are available. We have developed a pipeline of more than 900 restaurants under development driven in part by our diverse and attractive portfolio of brands.

●	Asset Light Business Model Driving High Free Cash Flow Conversion. We operate primarily as a franchisor of restaurants, where we generally do not own or operate the restaurant locations but rather generate revenue by charging franchisees an initial franchise fee as well as ongoing royalties based on their sales. This “asset light” franchisor model provides us with the opportunity for strong profit margins and an attractive free cash flow profile, while minimizing restaurant operating company risks, such as long-term real estate commitments, capital investments, and increases in employee wage costs. For certain of our brands, we also directly own and operate restaurant locations.

●	Robust Franchisee Support. Our franchisees are our primary customers, and we dedicate considerable resources and industry knowledge to promote their success. We offer our franchisees multiple support services such as public relations, supply chain assistance, site selection analysis, staff training, and operational oversight and support. We develop and produce most marketing initiatives for our brands in-house, including advertising campaigns, product placements, and social media / digital marketing. We have developed a diverse and loyal base of more than 760 franchisees with over 320 of our franchisees having multiple restaurants. Our franchisees have restaurants located in 40 countries including 48 states within the United States, without any excessive market concentration among the franchisees.

Growth Strategy

The principal elements of our growth strategy include:

●	Organically Grow New Store Pipeline and Attract New Franchisees. We have developed a pipeline of more than 900 restaurants under development among our existing and newly acquired franchisees. We also believe that the worldwide markets for our brands are far from saturated and can support a significant increase in units through new franchisee relationships. In many cases, prospective franchisees have experience in and knowledge of markets where we are not currently active, facilitating a smoother brand introduction than we or our existing franchisees could achieve independently.

●	Acquire New Brands that Enhance Existing Categories. Our management platform was designed and developed to cost-effectively and seamlessly scale with new restaurant concept acquisitions, particularly those in our existing restaurant categories. We have identified additional categories of potential acquisitions that appeal to a broad base of U.S. and international customers and that would be accretive to our existing portfolio of brands, including restaurants focused on salads, sandwiches, health and organic foods, coffee and dessert outlets, and sports bars.

S-5

●	Accelerate Same-Store Sales Growth. Same-store sales growth reflects the change in year-over-year sales for the comparable store base, which we define as the number of stores open for at least one full fiscal year. To optimize restaurant performance, we have embraced a multi-faceted same-store sales growth strategy. We utilize customer feedback and closely analyze sales data to introduce, test and improve existing, and add new menu items. In addition, we regularly utilize public relations and experiential marketing, which we leverage via social media and targeted digital advertising to expand the reach of our brands and to drive traffic to our stores. Furthermore, we have embraced emerging technology and worked with the “Olo” platform to develop our own brand-specific mobile applications, allowing guests to find restaurants, order online, earn rewards and join our e-marketing providers. We have also partnered with third-party delivery service providers, including UberEATS, Grub Hub, DoorDash and Postmates, which provide online and app-based delivery services and constitute a sales channel for our existing locations. Finally, many of our franchisees are pursuing a capital expenditure program to remodel legacy restaurants and to opportunistically co-brand them with our concepts.

●	Driving Store Growth Through Co-Branding, Virtual Restaurants and Cloud Kitchens. We franchise co-branded Fatburger / Buffalo’s Express locations, giving franchisees the flexibility of offering multiple concepts, while sharing kitchen space, resulting in a higher average check (compared to stand-alone Fatburger locations). Franchisees benefit by serving a broader customer base, and we estimate that co-branding results in a 20%-30% increase in average unit volume compared to stand-alone locations with minimal incremental cost to franchisees. Our acquisition strategy reinforces the importance of co-branding, as we expect to offer each of the complementary brands that we acquire to our existing franchisees on a co-branded basis.

●	Optimize Capital Structure. In 2021, we funded our acquisition of restaurant brands primarily through the issuances of notes under four separate whole-business securitization facilities, which significantly reduced our net cost of capital compared with acquisitions that we consummated in prior years. In the future, we plan to refinance these notes and may seek an investment rating on a portion of the notes in order to further reduce our cost of capital.

●	Continue Expanding FAT Brands Internationally. We have a significant global presence, with international franchised restaurants in 40 countries including 48 states within the United States. We believe that the appeal of our Fresh, Authentic, and Tasty concepts is global, and we are targeting further penetration of Middle Eastern and Asian markets, particularly through expanding the number of units of several of our existing brands.

Recent Developments

On October 21, 2022, we entered into an Exchange Agreement (which we refer to as the “Exchange Agreement”) with Twin Peaks Holdings, LLC (which we refer to as “Twin Peaks Holdings”), pursuant to which we redeemed from Twin Peaks Holdings 1,821,831 shares of our Series B Preferred Stock, in exchange for the delivery to Twin Peaks Holdings of three tranches of Series 2022-1 secured notes in an aggregate principal amount of $46,545,000, issued by our special purpose, wholly-owned subsidiary, FAT Brands Royalty I, LLC. For additional information regarding the Exchange Agreement and the terms of the notes, see our Current Report on Form 8-K, filed with the SEC on October 25, 2022.

Our Corporate Information

We were incorporated as a Delaware corporation on March 21, 2017. Our corporate headquarters are located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. Our main telephone number is (310) 319-1850. Our principal Internet website address is www.fatbrands.com. The information on our website is not incorporated by reference into, or a part of, this prospectus supplement.

S-6

Controlled Company

As long as Fog Cutter Holdings, LLC continues to own at least 50% of the voting power of our Company, we will be a “controlled company” as defined under the Nasdaq Marketplace Rules. However, we do not currently rely on the controlled company exemptions provided under the Nasdaq Marketplace Rules. However, for so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

If we elect to rely on the “controlled company” exemption, our board of directors will not be required under the Nasdaq Marketplace Rules to consist of a majority of independent directors, and our nominating and corporate governance committee and compensation committee will not be required to consist entirely of independent directors.

Summary Risk Factors

We are subject to a number of risks, including risks that may prevent us from achieving our business objectives or that may adversely affect our business, financial condition, results of operations, cash flows and prospects. You should carefully consider the risks discussed in the section entitled “Risk Factors”, including the following risks, before investing in our Class A Common Stock:

●	The novel coronavirus (COVID-19) pandemic has disrupted and is expected to continue to disrupt our business, which could continue to materially affect our operations, financial condition and results of operations for an extended period of time.

●	Health concerns arising from outbreaks of diseases may have an adverse effect on our business.

●	Food safety and foodborne illness concerns may have an adverse effect on our business.

●	Our operating and financial results and growth strategies are closely tied to the success of our franchisees.

●	Our franchisees could take actions that could harm our business and may not accurately report sales.

●	If we fail to identify, recruit and contract with a sufficient number of qualified franchisees, our ability to open new franchised restaurants and increase our revenues could be materially adversely affected.

●	If we fail to open new domestic and international franchisee-owned restaurants on a timely basis, our ability to increase our revenues could be materially adversely affected.

●	Negative publicity relating to one of our franchised restaurants could reduce sales at some or all of our other franchised restaurants.

●	Our brands’ value may be limited or diluted through franchisee and third-party activity.

●	We have significant outstanding indebtedness under our whole-business securitization facilities, which requires that we generate sufficient cash flow to satisfy the payment and other obligations under the terms of our debt and expose us to the risk of default and lender remedies.

●	We may pursue opportunistic acquisitions of additional brands, but we may not find suitable acquisition candidates or successfully operate or integrate any brands that we may acquire.

●	The sale of alcoholic beverages at Twin Peaks Restaurants subjects us to additional regulations and potential liability.

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●	Our success depends substantially on our corporate reputation and on the value and perception of our brands.

●	Failure to protect our service marks or other intellectual property could harm our business.

●	If our franchisees are unable to protect their customers’ credit card data and other personal information, our franchisees could be exposed to data loss, litigation, and liability, and our reputation could be significantly harmed.

●	We and our franchisees rely on computer systems to process transactions and manage our business, and a disruption or a failure of such systems or technology could harm our ability to effectively manage our business.

●	The retail food industry in which we operate is highly competitive.

●	Supply chain shortages or interruptions in the availability and delivery of food and other supplies may increase costs or reduce revenues.

●	Our business may be adversely impacted by changes in consumer discretionary spending, general economic conditions, or consumer behavior.

●	Our expansion into international markets exposes us to a number of risks that may differ in each country where we have franchised restaurants.

●	We depend on key executive management.

●	Labor shortages or difficulty finding qualified employees could slow our growth, harm our business, and reduce our profitability.

●	Changes in labor and other operating costs could adversely affect our results of operations.

●	We face risks related to pending government investigations.

●	We are a party to stockholder litigation which could negatively impact our business, operating results, and financial condition.

●	We could be party to litigation that could adversely affect us by increasing our expenses, diverting management attention, or subjecting us to significant monetary damages and other remedies.

●	Our subsidiary Fog Cutter Acquisition, LLC is a party to environmental litigation which could result in significant legal expenses whether or not it is resolved favorably.

●	Changes in, or noncompliance with, governmental regulations may adversely affect our business operations, growth prospects or financial condition.

●	Failure to comply with antibribery or anticorruption laws could adversely affect our business operations.

●	The market price of our Class A Common Stock has been and may continue to be volatile, and you may not be able to resell your shares of Class A Common Stock at or above the price you paid.

●	Our Class A Common Stock has experienced, and may continue to experience, relatively low trading volume.

●	We may issue additional shares of our Class A Common Stock at a price per share that may be lower than the price per share paid by you in this offering.

●	We are controlled by Fog Cutter Holdings LLC, whose interests may differ from those of our public stockholders.

●	The dual class structure of our Common Stock concentrates voting control with current holders of our Class B Common Stock, and limits the ability of holders of our Class A Common Stock to influence corporate matters.

●	Our anti-takeover provisions could prevent or delay a change in control of our Company, even if such change in control would be beneficial to our stockholders.

●	We may continue to issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Common Stock, which could depress the price of our Common Stock.

●	The provision of our Certificate of Incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

●	If our operating and financial performance in any given period does not meet the guidance that we provide to the public, our stock price may decline.

●	Our ability to pay regular dividends to our stockholders is subject to the discretion of our board of directors and may be limited by our holding company structure and applicable provisions of Delaware law.

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THE OFFERING

The following is a brief summary of certain terms of this offering. For a more complete description of the terms of our Class A Common Stock, see “Description of our Class A Common Stock” in this prospectus supplement.

Issuer	FAT Brands Inc., a Delaware corporation

Securities offered	We are offering shares of our Class A Common Stock.

Shares of Class A Common Stock to be outstanding immediately after this offering	shares(1).

Over-allotment option

We have granted the underwriters an option, for a period of 45 days following the date of this prospectus supplement, to purchase up to                 additional shares of our Class A Common Stock to cover over-allotments, if any.

Price	Each share of Class A Common Stock is being offered at a price of $ .

Listing	Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “FAT”.

Use of proceeds	We intend to use the net proceeds that we receive from this offering for working capital and general corporate purposes. See “Use of Proceeds.”

Settlement date	We expect that the shares of Class A Common Stock to be issued in this offering will initially be ready for delivery to purchasers on or about , 2022.

Risk factors	Investing in our Class A Common Stock involves a number of risks. See “Risk Factors” beginning on page S-10 of this prospectus supplement, and in the accompanying prospectus and our Annual Report on Form 10-K for the fiscal year ended December 26, 2021, for information about important risks you should consider before making an investment decision regarding our Class A Common Stock.

Form	Our Class A Common Stock is maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances where certificated shares may be issued.

Transfer Agent	The transfer agent and registrar for our Class A Common Stock is VStock Transfer, LLC.

(1)	The number of shares of our Class A Common Stock that will be outstanding immediately after this offering as shown above is based on 15,309,222 shares of our Class A Common Stock outstanding as of immediately prior to this offering, and excludes as of September 25, 2022:

(i)	4,000,000 shares of Common Stock available for issuance under our 2017 Omnibus Equity Incentive Plan, of which options to purchase 2,575,936 shares of Common Stock are outstanding with a weighted average exercise price of $10.50 per share, of which options to purchase 538,666 shares of Common Stock had vested;

(ii)	1,676,271 shares of Common Stock issuable upon exercise of outstanding warrants with a weighted average exercise price of $4.44 per share; and

(iii)	241,204 shares of Common Stock issuable upon conversion of a convertible subordinated promissory note issued to the sellers of Elevation Burger, which conversion right is exercisable at $12.00 per share and is subject to certain adjustments and restrictions.

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RISK FACTORS

Except for the historical information contained herein or incorporated by reference, this prospectus supplement, the accompanying prospectus, and the information incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties. These statements include projections about our accounting and finances, plans and objectives for the future, future operating and economic performance and other statements regarding future performance. These statements are not guarantees of future performance or events. Our actual results could differ materially from those discussed in this prospectus supplement and the accompanying prospectus. Factors that could cause or contribute to these differences include, but are not limited to, those discussed in the following section, as well as those discussed elsewhere throughout this prospectus supplement and the accompanying prospectus and in any documents incorporated by reference in this prospectus supplement and the accompanying prospectus.

You should consider carefully the following risk factors and in the other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus, including the risk factors incorporated by reference herein from our Annual Report on Form 10-K for the fiscal year ended December 26, 2021. If any of the following risks, either alone or taken together, or other risks not presently known to us or that we currently believe to not be significant, develop into actual events, then our business, financial condition, results of operations or prospects could be materially adversely affected. If that happens, the market price of our Class A Common Stock could decline, and stockholders may lose all or part of their investment.

Risks Related to COVID-19, Health Epidemics and Food Safety

The novel coronavirus (COVID-19) pandemic has disrupted and is expected to continue to disrupt our business, which could continue to materially affect our operations, financial condition and results of operations for an extended period of time.

In March 2020, the World Health Organization declared the outbreak of a novel coronavirus (COVID-19) as a pandemic, which continues to spread throughout the United States and other countries. As a result, at certain times during the pandemic, Company franchisees have closed, or temporarily closed, some retail locations, reduced or modified store operating hours, adopted a “to-go” only operating model, or a combination these actions. These actions have reduced consumer traffic, all resulting in a negative impact to Company revenues. In addition, the COVID-19 pandemic may make it more difficult for our franchisees to staff restaurants and, in more severe cases, may cause a temporary inability to obtain supplies, increase commodity costs or cause full and partial closures of our affected restaurants for a prolonged period of time.

COVID-19 and the economic downturn caused by the pandemic may also materially adversely affect our ability to implement our growth plans, including closures of existing stores if our franchisees cannot continue operating, delays in opening new stores, and delays or inability to finance acquisitions of additional brands and restaurant concepts.

Furthermore, the fear of contracting viruses could cause employees or guests to avoid gathering in public places, which has had, and could further have, longer-term adverse effects on our restaurant guest traffic or the ability to adequately staff restaurants. We could also be adversely affected if government authorities impose longer-term restrictions on public gatherings such as reductions in restaurant capacity, operations of restaurants or mandatory closures. Even if such measures are not implemented and the COVID-19 virus does not continue to spread significantly, the perceived risk of infection or health risk may adversely affect our business, liquidity, financial condition and results of operations.

While the disruption to our business from the COVID-19 pandemic is currently expected to be temporary, there is a great deal of uncertainty around the severity and duration of the disruption, and also the longer-term effects on our business and economic growth and consumer demand in the U.S. and worldwide. The effects of COVID-19 may materially adversely affect our business, results of operations, liquidity and ability to service our existing debt, particularly if these effects continue in place for a significant amount of time.

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Health concerns arising from outbreaks of diseases may have an adverse effect on our business.

In addition to the risks to our business of COVID-19 discussed above, our business could be materially and adversely affected by the outbreak of other widespread health epidemics or pandemics. The occurrence of such an outbreak of an epidemic illness, other than COVID-19, or other adverse public health developments could materially disrupt our business and operations. Such events could also significantly impact our industry and cause a temporary closure of restaurants, which would severely disrupt our operations and have a material adverse effect on our business, financial condition and results of operations.

Furthermore, viruses other than COVID-19 may be transmitted through human contact, and the risk of contracting viruses could cause employees or guests to avoid gathering in public places, which could adversely affect restaurant guest traffic or the ability to adequately staff franchised restaurants. We could also be adversely affected if jurisdictions in which our franchisees’ restaurants operate impose mandatory closures, seek voluntary closures or impose restrictions on operations of restaurants. Even if such measures are not implemented and a virus or other disease, other than COVID-19, does not spread significantly, the perceived risk of infection or health risk may affect our business.

Food safety and foodborne illness concerns may have an adverse effect on our business.

Foodborne illnesses, such as E. coli, hepatitis A, trichinosis and salmonella, occur or may occur within our system from time to time. In addition, food safety issues such as food tampering, contamination and adulteration occur or may occur within our system from time to time. Any report or publicity linking one of our franchisee’s restaurants, or linking our competitors or our industry generally, to instances of foodborne illness or food safety issues could adversely affect our brands and reputations as well as our revenues and profits, and possibly lead to product liability claims, litigation and damages. If a customer of one of our franchisees’ restaurants becomes ill as a result of food safety issues, restaurants in our system may be temporarily closed, which would decrease our revenues. In addition, instances or allegations of foodborne illness or food safety issues, real or perceived, involving our franchised restaurants, restaurants of competitors, or suppliers or distributors (regardless of whether we use or have used those suppliers or distributors), or otherwise involving the types of food served at our franchisees’ restaurants, could result in negative publicity that could adversely affect our revenues or the sales of our franchisees. Additionally, allegations of foodborne illness or food safety issues could result in litigation involving us and our franchisees. The occurrence of foodborne illnesses or food safety issues could also adversely affect the price and availability of affected ingredients, which could result in disruptions in our supply chain and/or lower revenues and margins for us and our franchisees.

Risks Related to Our Franchised Business Model

Our operating and financial results and growth strategies are closely tied to the success of our franchisees.

Most of our restaurants are operated by franchisees, which makes us dependent on the financial success and cooperation of our franchisees. We have limited control over how our franchisees’ businesses are run, and the inability of franchisees to operate successfully could adversely affect our operating and financial results through decreased royalty payments. If our franchisees incur too much debt, if their operating expenses or commodity prices increase or if economic or sales trends deteriorate such that they are unable to operate profitably or repay existing debt, it could result in their financial distress, including insolvency or bankruptcy. If a significant franchisee or a significant number of our franchisees become financially distressed, our operating and financial results could be impacted through reduced or delayed royalty payments. Our success also depends on the willingness and ability of our franchisees to implement major initiatives, which may include financial investment. Our franchisees may be unable to successfully implement strategies that we believe are necessary for their further growth, which in turn may harm the growth prospects and financial condition of our Company. Additionally, the failure of our franchisees to focus on the fundamentals of restaurant operations, such as quality service and cleanliness (even if such failures do not rise to the level of breaching the related franchise documents), could have a negative impact on our business.

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Our franchisees could take actions that could harm our business and may not accurately report sales.

Our franchisees are contractually obligated to operate their restaurants in accordance with the operations, safety, and health standards set forth in our agreements with them and applicable laws. However, although we attempt to properly train and support all our franchisees, they are independent third parties whom we do not control. The franchisees own, operate, and oversee the daily operations of their restaurants, and their employees are not our employees. Accordingly, their actions are outside of our control. Although we have developed criteria to evaluate and screen prospective franchisees, we cannot be certain that our franchisees will have the business acumen or financial resources necessary to operate successful franchises at their approved locations, and state franchise laws may limit our ability to terminate or not renew these franchise agreements. Moreover, despite our training, support and monitoring, franchisees may not successfully operate restaurants in a manner consistent with our standards and requirements or may not hire and adequately train qualified managers and other restaurant personnel. The failure of our franchisees to operate their franchises in accordance with our standards or applicable law, actions taken by their employees or a negative publicity event at one of our franchised restaurants or involving one of our franchisees could have a material adverse effect on our reputation, our brands, our ability to attract prospective franchisees, our company-owned restaurants, and our business, financial condition or results of operations.

Franchisees typically use a point of sale, or POS, cash register system to record all sales transactions at the restaurant. We require franchisees to use a specific brand or model of hardware or software components for their restaurant system. Currently, franchisees report sales manually and electronically, but we do not have the ability to verify all sales data electronically by accessing their POS cash register systems. We have the right under our franchise agreement to audit franchisees to verify sales information provided to us, and we have the ability to indirectly verify sales based on purchasing information, but this cannot be done economically across all franchisees. However, franchisees may underreport sales, which would reduce royalty income otherwise payable to us and adversely affect our operating and financial results.

If we fail to identify, recruit and contract with a sufficient number of qualified franchisees, our ability to open new franchised restaurants and increase our revenues could be materially adversely affected.

The opening of additional franchised restaurants depends, in part, upon the availability of prospective franchisees who meet our criteria. Most of our franchisees open and operate multiple restaurants, and our growth strategy requires us to identify, recruit and contract with a significant number of new franchisees each year. We may not be able to identify, recruit or contract with suitable franchisees in our target markets on a timely basis or at all. In addition, our franchisees may not have access to the financial or management resources that they need to open the restaurants contemplated by their agreements with us, or they may elect to cease restaurant development for other reasons. If we are unable to recruit suitable franchisees or if franchisees are unable or unwilling to open new restaurants as planned, our growth may be slower than anticipated, which could materially adversely affect our ability to increase our revenues and materially adversely affect our business, financial condition and results of operations.

If we fail to open new domestic and international franchisee-owned restaurants on a timely basis, our ability to increase our revenues could be materially adversely affected.

A significant component of our growth strategy includes the opening of new domestic and international franchised restaurants. Our franchisees face many challenges associated with opening new restaurants, including:

●	identification and availability of suitable restaurant locations with the appropriate size; visibility; traffic patterns; local residential neighborhood, retail and business attractions; and infrastructure that will drive high levels of customer traffic and sales per restaurant;

●	competition with other restaurants and retail concepts for potential restaurant sites and anticipated commercial, residential and infrastructure development near new or potential restaurants;

●	ability to negotiate acceptable lease arrangements;

●	availability of financing and ability to negotiate acceptable financing terms;

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●	recruiting, hiring and training of qualified personnel;

●	construction and development cost management;

●	completing their construction activities on a timely basis;

●	obtaining all necessary governmental licenses, permits and approvals and complying with local, state and federal laws and regulations to open, construct or remodel and operate our franchised restaurants;

●	unforeseen engineering or environmental problems with the leased premises;

●	avoiding the impact of adverse weather during the construction period; and

●	other unanticipated increases in costs, delays or cost overruns.

As a result of these challenges, our franchisees may not be able to open new restaurants as quickly as planned or at all. Our franchisees have experienced, and expect to continue to experience, delays in restaurant openings from time to time and have abandoned plans to open restaurants in various markets on occasion. Any delays or failures to open new restaurants by our franchisees could materially and adversely affect our growth strategy and our results of operations.

Negative publicity relating to one of our franchised restaurants could reduce sales at some or all of our other franchised restaurants.

Our success is dependent in part upon our ability to maintain and enhance the value of our brands, consumers’ connection to our brands and positive relationships with our franchisees. We may, from time to time, be faced with negative publicity relating to food quality, public health concerns, restaurant facilities, customer complaints or litigation alleging illness or injury, health inspection scores, integrity of our franchisees or their suppliers’ food processing, employee relationships or other matters, regardless of whether the allegations are valid or whether or not we are held to be responsible. The negative impact of adverse publicity relating to one franchised restaurant may extend far beyond that restaurant or franchisee involved to affect some or all of our other franchised restaurants. The risk of negative publicity is particularly great with respect to our franchised restaurants because we are limited in the manner in which we can control a franchisee’s operations and messaging, especially on a real-time basis. The considerable expansion in the use of social media over recent years can further amplify any negative publicity that could be generated by such incidents. A similar risk exists with respect to unrelated food service businesses, if consumers associate those businesses with our own or franchised operations. Additionally, employee claims against us based on, among other things, wage and hour violations, discrimination, harassment or wrongful termination may also create negative publicity that could adversely affect us and divert our financial and management resources that would otherwise be used to benefit the future performance of our operations. A significant increase in the number of these claims or an increase in the number of successful claims would have a material adverse effect on our business, financial condition and results of operations. Consumer demand for our products and our brands’ value could diminish significantly if any such incidents or other matters create negative publicity or otherwise erode consumer confidence in us or our products, which would likely result in lower sales and could have a material adverse effect on our business, financial condition and results of operations.

Our brands’ value may be limited or diluted through franchisee and third-party activity.

Although we monitor and regulate certain aspects of franchisee activities under the terms of our franchise agreements, franchisees or other third parties may refer to or make statements about our brands that do not make proper use of our trademarks or required designations, that improperly alter trademarks or branding, or that are critical of our brands or place our brands in a context that may tarnish our reputation. This may result in dilution of, or harm to, our intellectual property or the value of our brands. Franchisee noncompliance with the terms and conditions of our franchise agreements may reduce the overall goodwill of our brands, whether through the failure to meet health and safety standards, engage in quality control or maintain product consistency, or through the participation in improper or objectionable business practices. Moreover, unauthorized third parties may use our intellectual property to trade on the goodwill of our brands, resulting in consumer confusion or dilution of our brands’ value. Any reduction of our brands’ goodwill, consumer confusion, or reputational dilution is likely to impact sales, and could materially and adversely impact our business and results of operations.

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Risks Relating to Our Business and Operations

We have significant outstanding indebtedness under our whole-business securitization facilities, which require that we generate sufficient cash flow to satisfy the payment and other obligations under the terms of our debt and expose us to the risk of default and lender remedies.

We have financed our acquisitions and operations through the issuance of notes by four special purpose, wholly-owned financing subsidiaries, which own substantially all of our operations. Our Company acts as the manager of each of these subsidiaries under a Management Agreement and performs management, franchising, distribution, intellectual property and operational functions on behalf of the subsidiaries for which we receive a management fee. The aggregate principal balance of the indebtedness under our whole-business securitization facilities was approximately $968.3 million as of September 25, 2022. Subject to contractual restrictions, we and our financing subsidiaries may incur additional indebtedness for various purposes, including to fund future acquisitions and operational needs. The terms of our outstanding indebtedness provide for significant principal and interest payments, and subject us to certain financial and non-financial covenants, including a debt service coverage ratio calculation, as defined in the applicable indentures for these facilities. If certain covenants are not met, the indebtedness under these facilities may become partially or fully due and payable on an accelerated schedule. Our ability to meet the payment obligations under our debt depends on our ability to generate significant cash flow in the future. We cannot assure you that our business will generate cash flow from operations, or that other capital will be available to us, in amounts sufficient to enable us to meet our payment obligations under our indentures and to fund our other liquidity needs. If we are not able to generate sufficient cash flow to service these obligations, we may need to refinance or restructure our debt, sell unencumbered assets (if any) or seek to raise additional capital. If we are unable to implement one or more of these options, we may not be able to meet these payment obligations, and the imposition of remedies by the note holders could materially and adversely affect our business, financial condition, and liquidity.

We may pursue opportunistic acquisitions of additional brands, but we may not find suitable acquisition candidates or successfully operate or integrate any brands that we may acquire.

As part of our growth strategy, we may opportunistically acquire new brands and restaurant concepts. Although we believe that opportunities for future acquisitions may be available from time to time, competition for acquisition candidates may exist or increase in the future. Consequently, there may be fewer acquisition opportunities available to us as well as higher acquisition prices. There can be no assurance that we will be able to identify, acquire, manage or successfully integrate additional brands or restaurant concepts (including brands and concepts that we have already acquired) without substantial costs, delays or operational or financial problems.

The difficulties of integration include coordinating and consolidating geographically separated systems and facilities, integrating the management and personnel of the acquired brands, maintaining employee morale and retaining key employees, implementing our management information systems and financial accounting and reporting systems, establishing and maintaining effective internal control over financial reporting, and implementing operational procedures and disciplines to control costs and increase profitability.

In the event we are able to acquire additional brands or restaurant concepts, the integration and operation of such acquisitions may place significant demands on our management, which could adversely affect our ability to manage our existing restaurants. In addition, we may be required to obtain additional financing to fund future acquisitions, but there can be no assurance that we will be able to obtain additional financing on acceptable terms or at all.

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The sale of alcoholic beverages at Twin Peaks restaurants subjects us to additional regulations and potential liability.

The Twin Peaks restaurants that we own and operate sell alcoholic beverages, and therefore, we are required to comply with the alcohol licensing requirements of the federal government, states and municipalities where such restaurants are located. Alcoholic beverage control regulations require applications to state authorities and, in certain locations, county and municipal authorities for a license and permit to sell alcoholic beverages on the premises and to provide service for extended hours and on Sundays. Typically, the licenses are renewed annually and may be revoked or suspended for cause at any time. Alcoholic beverage control regulations relate to numerous aspects of the daily operations of the restaurants, including minimum age of guests and employees, hours of operation, advertising, wholesale purchasing, inventory control and handling, storage and dispensing of alcoholic beverages. If we fail to comply with federal, state or local regulations, such licenses may be revoked, and our Twin Peaks restaurants may be forced to terminate the sale of alcoholic beverages. Any termination of the sale of alcoholic beverages could have a significant impact on our revenues. Similarly, any reduction in state blood alcohol content limits on drivers, or laws relating to vehicle interlocking devices, could also have a significant impact on revenues of the Twin Peaks restaurants.

In certain states in which Twin Peaks restaurants are situated, we may be subject to dram shop statutes. These statutes generally provide a person injured by an intoxicated person the right to recover damages from an establishment that wrongfully served alcoholic beverages to the intoxicated individual. Recent litigation against restaurant chains has resulted in significant judgments and settlements under dram shop statutes. Because these cases often seek punitive damages, which may not be covered by insurance, such litigation could have an adverse impact on our business, results of operations or financial condition. Regardless of whether any claims against us or our Twin Peaks operations are valid or whether we are liable, claims may be expensive to defend and may divert time and money away from operations and hurt our financial performance. A judgment significantly in excess of insurance coverage or not covered by insurance could have a material adverse effect on our business, results of operations and financial condition. Furthermore, adverse publicity resulting from these allegations may materially affect us and the Twin Peaks restaurants.

Our success depends substantially on our corporate reputation and on the value and perception of our brands.

Our success depends in large part upon our and our franchisees’ ability to maintain and enhance the value of our brands and our customers’ loyalty to our brands. Brand value is based in part on consumer perceptions on a variety of subjective qualities. Business incidents, whether isolated or recurring, and whether originating from us, franchisees, competitors, suppliers or distributors, can significantly reduce brand value and consumer trust, particularly if the incidents receive considerable publicity or result in litigation. For example, our brands could be damaged by claims or perceptions about the quality or safety of our products or the quality or reputation of our suppliers, distributors or franchisees, regardless of whether such claims or perceptions are true. Similarly, entities in our supply chain may engage in conduct, including alleged human rights abuses or environmental wrongdoing, and any such conduct could damage our or our brands’ reputations. Any such incidents (even if resulting from actions of a competitor or franchisee) could cause a decline directly or indirectly in consumer confidence in, or the perception of, our brands and/or our products and reduce consumer demand for our products, which would likely result in lower revenues and profits. Additionally, our corporate reputation could suffer from a real or perceived failure of corporate governance or misconduct by a company officer, or an employee or representative of us or a franchisee.

Failure to protect our service marks or other intellectual property could harm our business.

We regard our service marks and trademarks related to our franchise restaurant businesses as having critical importance to our future operations and marketing efforts. We rely on a combination of protections provided by contracts, copyrights, patents, trademarks, service marks and other common law rights, such as trade secret and unfair competition laws, to protect our franchised restaurants and services from infringement. We have registered certain trademarks and service marks in the U.S. and foreign jurisdictions. However, from time to time we become aware of names and marks identical or confusingly similar to our service marks being used by other persons. Although our policy is to oppose any such infringement, further or unknown unauthorized uses or other misappropriation of our trademarks or service marks could diminish the value of our brands and adversely affect our business. In addition, effective intellectual property protection may not be available in every country in which our franchisees have, or intend to open or franchise, a restaurant. There can be no assurance that these protections will be adequate and defending or enforcing our service marks and other intellectual property could result in the expenditure of significant resources. We may also face claims of infringement that could interfere with the use of the proprietary know how, concepts, recipes, or trade secrets used in our business. Defending against such claims may be costly, and we may be prohibited from using such proprietary information in the future or forced to pay damages, royalties, or other fees for using such proprietary information, any of which could negatively affect our business, reputation, financial condition, and results of operations.

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If our franchisees are unable to protect their customers’ credit card data and other personal information, our franchisees could be exposed to data loss, litigation, and liability, and our reputation could be significantly harmed.

Privacy protection is increasingly demanding, and the use of electronic payment methods and collection of other personal information expose our franchisees to increased risk of privacy and/or security breaches as well as other risks. The majority of our franchisees’ restaurant sales are by credit or debit cards. In connection with credit or debit card transactions in-restaurant, our franchisees collect and transmit confidential information by way of secure private retail networks. Additionally, our franchisees collect and store personal information from individuals, including their customers and employees.

If a person is able to circumvent our franchisees’ security measures or those of third parties, he or she could destroy or steal valuable information or disrupt our operations. Our franchisees may become subject to claims for purportedly fraudulent transactions arising out of the actual or alleged theft of credit or debit card information, and our franchisees may also be subject to lawsuits or other proceedings relating to these types of incidents. Any such claim or proceeding could cause our franchisees to incur significant unplanned expenses, which could have an adverse impact on our financial condition, results of operations and cash flows. Further, adverse publicity resulting from these allegations could significantly harm our reputation and may have a material adverse effect on us and our franchisees’ business.

We and our franchisees rely on computer systems to process transactions and manage our business, and a disruption or a failure of such systems or technology could harm our ability to effectively manage our business.

Network and information technology systems are integral to our business. We utilize various computer systems, including our franchisee reporting system, by which our franchisees report their weekly sales and pay their corresponding royalty fees and required advertising fund contributions. When sales are reported by a franchisee, a withdrawal for the authorized amount is initiated from the franchisee’s bank on a set date each week based on gross sales during the week ended the prior Sunday. This system is critical to our ability to accurately track sales and compute royalties and advertising fund contributions and receive timely payments due from our franchisees. Our operations depend upon our ability to protect our computer equipment and systems against damage from physical theft, fire, power loss, telecommunications failure or other catastrophic events, as well as from internal and external security breaches, viruses, worms and other disruptive problems. Any damage or failure of our computer systems or network infrastructure that causes an interruption in our operations could have a material adverse effect on our business and subject us to litigation or actions by regulatory authorities.

Despite the implementation of protective measures, our systems are subject to damage and/or interruption as a result of power outages, computer and network failures, computer viruses and other disruptive software, security breaches, catastrophic events, and improper usage by employees. Such events could result in a material disruption in operations, a need for a costly repair, upgrade or replacement of systems, or a decrease in, or in the collection of, royalties and advertising fund contributions paid to us by our franchisees. To the extent that any disruption or security breach were to result in a loss of, or damage to, our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability which could materially affect our results of operations.

It is also critical that we establish and maintain certain licensing and software agreements for the software we use in our day-to-day operations. A failure to procure or maintain these licenses could have a material adverse effect on our business operations.

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The retail food industry in which we operate is highly competitive.

The retail food industry in which we operate is highly competitive with respect to price and quality of food products, new product development, advertising levels and promotional initiatives, customer service, reputation, restaurant location, and attractiveness and maintenance of properties. If consumer or dietary preferences change, if our marketing efforts are unsuccessful, or if our franchisees’ restaurants are unable to compete successfully with other retail food outlets in new and existing markets, our business could be adversely affected. We also face growing competition as a result of convergence in grocery, convenience, deli and restaurant services, including the offering by the grocery industry of convenient meals, including pizzas and entrees with side dishes. Competition from delivery aggregators and other food delivery services has also increased in recent years, particularly in urbanized areas. Increased competition could have an adverse effect on our sales, profitability or development plans, which could harm our financial condition and operating results.

Supply chain shortages or interruptions in the availability and delivery of food and other supplies may increase costs or reduce revenues.

The food products sold by our franchisees and by our company-owned restaurants, and the raw materials used in these restaurants, are sourced from a variety of domestic and international vendors, suppliers and distributors. We, along with our franchisees, are also dependent upon third parties to make frequent deliveries of food products and supplies that meet our specifications at competitive prices. Shortages or interruptions in the supply of food items, raw materials and other supplies to our franchisees’ and company-owned restaurants could adversely affect the availability, quality and cost of items we use and the operations of our franchisees’ and company-owned restaurants. If such shortages result in increased cost of food items and supplies, we and our franchisees may not be able to pass along all of such increased costs to restaurant customers.

Such shortages or disruptions could be caused by inclement weather, natural disasters, increased demand, problems in production or distribution, restrictions on imports or exports, the inability of vendors to obtain credit, political instability in the countries in which suppliers and distributors are located, the financial instability of suppliers and distributors, suppliers’ or distributors’ failure to meet our standards, product quality issues, inflation, the price of gasoline, other factors relating to the suppliers and distributors and the countries in which they are located, food safety warnings or advisories or the prospect of such pronouncements, the cancellation of supply or distribution agreements or an inability to renew such arrangements or to find replacements on commercially reasonable terms, or other conditions beyond our control or the control of our franchisees or us. Increasing weather volatility or other long-term changes in global weather patterns, including any changes associated with global climate change, could have a significant impact on the price, availability and timing of delivery of some of our ingredients.

A shortage or interruption in the availability of certain food products, raw materials or supplies could increase costs and limit the availability of products critical to our franchisees’ and company-owned restaurant operations, which in turn could lead to restaurant closures and/or a decrease in sales and therefore a reduction in the royalty fees paid to us and our revenues. In addition, failure by a key supplier or distributor to our franchisees to meet its service requirements could lead to a disruption of service or supply until a new supplier or distributor is engaged, and any disruption could have an adverse effect on our franchisees and therefore our business.

Rising inflation may adversely affect us by increasing the costs of food ingredients, labor, utilities, equipment, and transportation beyond what we can recover through price increases.

Inflation can adversely affect us by increasing the costs of, among other items, food ingredients, labor, utilities, equipment, and transportation required to operate the restaurants owned by our franchisees and our company-owned restaurants. The United States is currently experiencing high levels of inflation, which may depress consumer demand for the food products and services offered by our franchisees and our company-owned restaurants, and reduce our profitability if we are unable to raise prices enough to keep up with increases in the costs. For example, in the second half of 2021, the cost of several of our food ingredients and supplies increased as a result of inflation in many commodities, particularly chicken wings and paper products. If inflation in the chicken wings market, or in the market for any other food ingredient or supplies, persists, our financial condition and business operations could be more adversely impacted.

Inflationary pressures may also result in increases in salaries and the cost of certain equipment and technology necessary for the production of our food products and services, and such increases may continue to impact us and our franchisees in the future. Additionally, the operating margins of the restaurants owned by our franchisees and our company-owned restaurants are also affected by fluctuations in the price of utilities such as electricity and natural gas a result of inflation or otherwise, on which the restaurants depend for their energy supply. Furthermore, the ongoing conflict between Russia and Ukraine has resulted in significant volatility in oil and natural gas prices worldwide, and the higher price of gasoline in the United States has increased the distribution and transportation costs for our food ingredients and products. Accordingly, we and our franchisees are exposed to risks associated with significant levels of cost inflation, which could have an adverse effect on our franchisees and therefore our business, results of operations, and financial condition.

Our business may be adversely impacted by changes in consumer discretionary spending, general economic conditions, or consumer behavior.

Purchases at our franchisees’ restaurants are generally discretionary for consumers and, therefore, our results of operations are susceptible to economic slowdowns and recessions. Our results of operations are dependent upon discretionary spending by customers of our franchisees’ restaurants, which may be affected by general economic conditions globally or in one or more of the markets we serve. Some of the factors that impact discretionary consumer spending include unemployment rates, fluctuations in the level of disposable income, the price of gasoline, stock market performance, changes in the level of consumer confidence, and long-term changes in consumer behavior related to social distancing behaviors resulting from COVID-19 or other widespread health events. These and other macroeconomic factors could have an adverse effect on sales at our franchisees’ restaurants, which could lead to an adverse effect on our profitability or development plans and harm our financial condition and operating results.

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Our expansion into international markets exposes us to a number of risks that may differ in each country where we have franchised restaurants.

We currently have franchised restaurants in 40 countries including 48 states within the United States, and we plan to continue to grow internationally. Expansion in international markets may be affected by local economic and market as well as geopolitical conditions. Therefore, as we expand internationally, our franchisees may not experience the operating margins we expect, and our growth and our results of operations may be materially and adversely affected. Our financial condition and results of operations may be adversely affected if global markets in which our franchised restaurants compete are affected by changes in political, economic or other factors. These factors, over which neither our franchisees nor we have control, may include, but not be limited to, such issues as:

●	recessionary or expansive trends in international markets;

●	changing labor conditions and difficulties in staffing and managing our foreign operations;

●	increases in the taxes we pay and other changes in applicable tax laws;

●	legal and regulatory changes, and the burdens and costs of our compliance with a variety of foreign laws;

●	changes in inflation rates;

●	changes in exchange rates and the imposition of restrictions on currency conversion or the transfer of funds;

●	difficulty in protecting our brand, reputation and intellectual property;

●	difficulty in collecting our royalties and longer payment cycles;

●	expropriation of private enterprises;

●	increases in anti-American sentiment and the identification of our brands as American brands;

●	political and economic instability; and

●	other external factors.

We depend on key executive management.

We depend on the leadership and experience of our relatively small number of key executive management personnel, in particular our Chief Executive Officer, Andrew Wiederhorn. The loss of the services of any of our executive management members could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. We do not maintain key man life insurance policies on any of our executive officers, other than Andrew Wiederhorn. We believe that our future success will depend on our continued ability to attract and retain highly skilled and qualified personnel. There is a high level of competition for experienced, successful personnel in our industry. Our inability to meet our executive staffing requirements in the future could impair our growth and harm our business.

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Labor shortages or difficulty finding qualified employees could slow our growth, harm our business, and reduce our profitability.

Restaurant operations are highly service oriented, and our success depends in part upon our and our franchisees’ ability to attract, retain and motivate a sufficient number of qualified employees, including restaurant managers and other crew members. The market for qualified employees in our industry is very competitive. Any future inability to recruit and retain qualified individuals may delay the planned openings of new restaurants by us and our franchisees and could adversely impact our existing company-owned and franchised restaurants. Any such delays, material increases in employee turnover rate, or widespread employee dissatisfaction could have a material adverse effect on our and our franchisees’ business and results of operations.

In addition, strikes, work slowdowns or other job actions may become more common in the United States. Although none of the employees employed by us or by our franchisees are represented by a labor union or are covered by a collective bargaining agreement, in the event of a strike, work slowdown or other labor unrest, the ability to adequately staff our restaurants could be impaired, which could result in reduced revenue and customer claims, and may distract our management from focusing on our business and strategic priorities.

Changes in labor and other operating costs could adversely affect our results of operations.

An increase in the costs of employee wages, benefits and insurance (including workers’ compensation, general liability, property and health) could result from government imposition of higher minimum wages or from general economic or competitive conditions. In addition, competition for qualified employees could compel our franchisees to pay higher wages to attract or retain key crew members, which could result in higher labor costs and decreased profitability. Any increase in labor expenses, as well as increases in general operating costs such as rent and energy, could adversely affect our franchisees’ profit margins, their sales volumes and their ability to remain in business, which would adversely affect our results of operations.

Risks Related to Government Regulation and Litigation

We face risks related to pending government investigations.

The government investigations disclosed under “Part II, Item 1. Legal Proceedings” of our Quarterly Report on Form 10-Q for the quarterly period ended September 25, 2022, incorporated by reference herein, present certain risks. At this early stage, we are not able to reasonably estimate the outcome or duration of these investigations, nor can we predict what consequences any investigation may have on us, including significant legal and accounting expenses. Moreover, there could be developments of which we are not aware, which could result in further proceedings against our Company, Mr. Wiederhorn and our other directors, officers, and employees. These matters may also divert our management’s attention from other business concerns or result in the loss of the services of Mr. Wiederhorn or other directors, officers, or employees, which could harm our business and could result in reputational damage. Any proceedings commenced against us or Mr. Wiederhorn by a regulatory agency could result in administrative orders, the imposition of penalties and/or fines, and the imposition of sanctions against us, Mr. Wiederhorn and other of our current or former directors, officers, and employees.

These investigations, the results of the investigations, or remedial actions that we have taken or may take as a result of such investigations may materially adversely affect our business, financial condition, and reputation. If we are subject to adverse findings resulting from the U.S. Attorney or SEC investigations, or from our own independent investigations, we could be required to pay damages and/or penalties or have other remedies imposed on us, and our Company or our directors and officers and directors may be subject to additional civil litigation regarding such matters.

We maintain director and officer liability insurance for losses and advancement of defense costs in the event legal actions are brought against our directors, officers or employees for alleged wrongful acts in their capacity as directors, officers or employees. Such insurance contains certain customary exclusions that may make it unavailable to us or our directors and officers in the event it is needed; and, in any case, such insurance may not be adequate to fully protect us against liability for the conduct of our directors, officers or employees or our indemnification obligations to our directors and officers.

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We are a party to stockholder litigation which could negatively impact our business, operating results, and financial condition.

We may incur additional costs in connection with the defense or settlement of existing and any future stockholder litigation, including the stockholder litigation that has been brought against us. See “Part II, Item 1. Legal Proceedings” of our Quarterly Report on Form 10-Q for the quarterly period ended September 25, 2022, incorporated by reference herein, for additional information regarding existing stockholder litigation. Subject to certain limitations, we are obligated to indemnify our directors in connection with the litigation and any related litigation or settlement amounts, which may be time-consuming, result in significant expense, and divert the attention and resources of our management away from our operating business matters. An unfavorable financial outcome that exceeds coverage provided under our insurance policies, could have an adverse effect on our financial condition, cash flows and results of operations and could harm our reputation.

We could be party to litigation that could adversely affect us by increasing our expenses, diverting management attention, or subjecting us to significant monetary damages and other remedies.

We may become involved in legal proceedings involving consumer, employment, real estate related, tort, intellectual property, breach of contract, securities, derivative and other litigation. Plaintiffs in these types of lawsuits often seek recovery of very large or indeterminate amounts, and the magnitude of the potential loss relating to such lawsuits may not be accurately estimated. Regardless of whether any such claims have merit, or whether we are ultimately held liable or settle, such litigation may be expensive to defend and may divert resources and management attention away from our operations and negatively impact reported earnings. With respect to insured claims, a judgment for monetary damages in excess of any insurance coverage could adversely affect our financial condition, cash flows, or results of operations. Any adverse publicity resulting from these allegations may also adversely affect our reputation, which in turn could adversely affect our results of operations.

Our subsidiary Fog Cutter Acquisition, LLC is a party to environmental litigation which could result in significant legal expenses whether or not it is resolved favorably.

As described under “Part II, Item 1. Legal Proceedings” in our Quarterly Report on Form 10-Q for the quarterly period ended September 25, 2022, incorporated by reference herein, our subsidiary Fog Cutter Capital Group Inc. (now known as Fog Cutter Acquisition, LLC), is a party to litigation entitled Stratford Holding LLC v. Foot Locker Retail Inc. for alleged environmental contamination stemming from dry cleaning operations on a property which was included in a lease portfolio managed by a former subsidiary of Fog Cutter. The property owners seek damages in the range of $12 million to $22 million in the aggregate from all defendants. We are unable to predict the ultimate outcome of this matter, and reserves have been recorded on the balance sheet relating to this litigation. There can be no assurance that Fog Cutter Acquisition, LLC will be successful in defending against this action, and an unfavorable outcome in excess of the reserves could have a material adverse effect on our financial condition, cash flows, and results of operations.

Changes in, or noncompliance with, governmental regulations may adversely affect our business operations, growth prospects or financial condition.

We and our franchisees are subject to numerous laws and regulations around the world. These laws change regularly and are increasingly complex. For example, we and our franchisees are subject to laws and regulations such as (but not limited to):

●	government orders regarding the response to health and other public safety concerns such as the various restrictions on business operations relating to the COVID-19 pandemic being experienced in 2020;

●	the Americans with Disabilities Act in the U.S. and similar state laws that give civil rights protections to individuals with disabilities in the context of employment, public accommodations and other areas;

●	the U.S. Fair Labor Standards Act, which governs matters such as minimum wages, overtime and other working conditions, as well as family leave mandates and a variety of similar state laws that govern these and other employment law matters;

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●	laws and regulations in government mandated health care benefits such as the Patient Protection and Affordable Care Act;

●	laws and regulations relating to nutritional content, nutritional labeling, product safety, product marketing and menu labeling;

●	laws relating to state and local licensing;

●	laws relating to the relationship between franchisors and franchisees;

●	laws and regulations relating to health, sanitation, food, workplace safety, child labor, including laws prohibiting the use of certain “hazardous equipment” by employees younger than the age of 18 years of age, and fire safety and prevention;

●	laws and regulations relating to union organizing rights and activities;

●	laws relating to information security, privacy, cashless payments, and consumer protection;

●	laws relating to currency conversion or exchange;

●	laws relating to international trade and sanctions;

●	tax laws and regulations;

●	antibribery and anticorruption laws;

●	environmental laws and regulations; and

●	federal and state immigration laws and regulations in the U.S.

Compliance with new or existing laws and regulations could impact our operations. The compliance costs associated with these laws and regulations could be substantial. Any failure or alleged failure to comply with these laws or regulations by our franchisees or indirectly by us could adversely affect our reputation, international expansion efforts, growth prospects and financial results or result in, among other things, litigation, revocation of required licenses, internal investigations, governmental investigations or proceedings, administrative enforcement actions, fines and civil and criminal liability. Publicity relating to any such noncompliance could also harm our reputation and adversely affect our revenues.

In addition, if any governmental authority were to adopt and implement a broader standard for determining when two or more otherwise unrelated employers may be found to be a joint employer of the same employees under laws such as the National Labor Relations Act in a manner that is applied generally to franchise relationships (which broader standards in the past have been adopted by U.S. governmental agencies such as the National Labor Relations Board), this could cause us to be liable or held responsible for unfair labor practices and other violations of our franchisees. Further, a California law enacted in 2019 adopted an employment classification test to be used when determining employee or independent contractor status which establishes a high threshold to obtain independent contractor status. These laws and any similar laws enacted at the federal, state or local level, could increase our and our franchisees’ labor costs and decrease profitability or could cause employees of our franchisees to be deemed to be our employees.

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In January 2022, the California State Assembly passed Assembly Bill (AB) No. 257, the Fast Food Accountability and Standards Recovery Act (which we refer to as the “FAST Recovery Act”), which would potentially provide increased rights to the state’s fast-food workers. If passed by the California State Senate and signed into law by Governor Gavin Newsom, the FAST Recovery Act would create the Fast Food Sector Council within the California Department of Industrial Relations and add new statutory requirements aimed at holding fast-food franchisors liable for certain actions of its franchisees. Under the proposed law, the Fast Food Sector Council would establish specific new minimum standards on wages, maximum working hours, and working conditions related to the health, safety, and welfare of fast-food restaurant workers at restaurants with at least thirty establishments nationwide. The FAST Recovery Act would also, among other things, institute statutory requirements aimed at expanding fast-food franchisors’ liability for certain acts of its franchisees. If the FAST Recovery Act is enacted in its current form, it would likely increase our and our franchisees’ labor and compliance costs and decrease profitability at our California restaurants.

Failure to comply with antibribery or anticorruption laws could adversely affect our business operations.

The U.S. Foreign Corrupt Practices Act and other similar applicable laws prohibiting bribery of government officials and other corrupt practices are the subject of increasing emphasis and enforcement around the world. Although we have implemented policies and procedures designed to promote compliance with these laws, there can be no assurance that our employees, contractors, agents, franchisees or other third parties will not take actions in violation of our policies or applicable law, particularly as we expand our operations in emerging markets and elsewhere. Any such violations or suspected violations could subject us to civil or criminal penalties, including substantial fines and significant investigation costs, and could also materially damage our reputation, brands, international expansion efforts and growth prospects, business and operating results. Publicity relating to any noncompliance or alleged noncompliance could also harm our reputation and adversely affect our revenues and results of operations.

Risks Related to our Class A Common Stock and Organizational Structure

The market price of our Class A Common Stock has been and may continue to be volatile, and you may not be able to resell your shares of Class A Common Stock at or above the price you paid.

The market price for our Class A Common Stock has been volatile and may fluctuate significantly in response to a number of factors, many of which we cannot control. For example, quarterly fluctuations in financial results, negative publicity, or changes in securities analysts’ recommendations could cause the price of our stock to fluctuate substantially. Each of these factors, among others, could harm your investment in our Class A Common Stock and could result in you being unable to resell the shares of Class A Common Stock that you purchase at a price equal to or above the price you paid.

Additionally, when the market price of a stock has been volatile, holders of that stock have sometimes instituted securities class action litigation against the issuer. In connection with any lawsuits brought by any of our stockholders against us, we could incur substantial costs defending any such lawsuit and the attention of our management would be diverted from the operation of our business.

Our Class A Common Stock has experienced, and may continue to experience, relatively low trading volume.

Our Class A Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “FAT”. The average daily trading volume for our Class A Common Stock is, and may continue to be, relatively low compared to many other publicly traded securities.  Due to this relatively low trading volume, sales of our Class A Common Stock, or the expectation of sales, may place significant downward pressure on the market price of our Class A Common Stock, and it may be difficult for investors to sell their shares of Series B Preferred Stock in the public market at prevailing prices at any given time.  Limited liquidity in the trading market for our Class A Common Stock may adversely affect your ability to sell your shares of Series B Preferred Stock at the time you wish to sell them or at a price that you consider acceptable, and consequently, you may suffer a loss on your investment. There can be no assurance that a more active or consistent trading market in our Class A Common Stock will develop in the foreseeable future or can be maintained.

We may issue additional shares of our Class A Common Stock at a price per share that may be lower than the price per share paid by you in this offering.

In order to raise additional capital, we may in the future offer, sell and issue additional shares of our Class A Common Stock, including other offerings pursuant to the accompanying prospectus. We cannot assure you that we will be able to sell shares of our Class A Common Stock in any other offering at a price per share that is equal to or greater than the price per share paid by you in this offering. The price per share at which we sell additional shares of our Class A Common Stock in future transactions may be lower than the price per share that you pay in this offering. Additional offerings of our Class A Common Stock could materially impact the market price of our Class A Common Stock.

We have broad discretion to use the net proceeds from this offering, and our investment of those proceeds may not yield a favorable return.

Our management has broad discretion to use the net proceeds from this offering in ways with which you may not agree. The failure of our management to apply these funds effectively could result in unfavorable returns. This could harm our business and could cause the market value of our Class A Common Stock to decline.

We are controlled by Fog Cutter Holdings LLC, whose interests may differ from those of our public stockholders.

Fog Cutter Holdings LLC, which is controlled by our President and Chief Executive Officer, Andrew Wiederhorn, controls approximately 55.5% of the voting power of our Common Stock, has significant influence over our corporate management and affairs, and is able to control virtually all matters requiring stockholder approval, including the election of directors and significant corporate transactions. It is possible that the interests of Fog Cutter Holdings LLC may, in some circumstances, conflict with our interests and the interests of our other stockholders.

The dual class structure of our Common Stock concentrates voting control with current holders of our Class B Common Stock, and limits the ability of holders of our Class A Common Stock to influence corporate matters.

Our Class B Common Stock has 2,000 votes per share, and our Class A Common Stock has one vote per share. The holders of our Class B Common Stock collectively will likely be able to control all matters submitted to our stockholders for approval even if additional shares of Class A Common Stock are issued. This concentrated control limits the ability of holders of our Class A Common Stock to influence corporate matters for the foreseeable future, and, as a result, the market price of our Class A Common Stock could be adversely affected.

We have elected not to take advantage of the “controlled company” exemptions to the corporate governance rules for companies listed on the Nasdaq Capital Market.

Our anti-takeover provisions could prevent or delay a change in control of our Company, even if such change in control would be beneficial to our stockholders.

Provisions of our second amended and restated certificate of incorporation, as amended (which we refer to as our “Certificate of Incorporation”), and our Bylaws, as well as provisions of Delaware law could discourage, delay or prevent a merger, acquisition or other change in control of our Company, even if such change in control would be beneficial to our stockholders. These provisions include:

●	the dual class structure of our Common Stock, which concentrates voting power with the current holders of our Class B Common Stock;

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●	net operating loss protective provisions, which require that any person wishing to become a “5% shareholder” (as defined in our Certificate of Incorporation) must first obtain a waiver from our board of directors, and any person that is already a “5% shareholder” of ours cannot make any additional purchases of our stock without a waiver from our board of directors;

●	authorizing the issuance of “blank check” preferred stock that could be issued by our board of directors to increase the number of outstanding shares and thwart a takeover attempt;

●	limiting the ability of stockholders to call special meetings or amend our Bylaws;

●	providing for a classified board of directors with staggered, three-year terms;

●	requiring all stockholder actions to be taken at a meeting of our stockholders; and

●	establishing advance notice and duration of ownership requirements for nominations for election to the board of directors or for proposing matters that can be acted upon by stockholders at stockholder meetings.

These provisions could also discourage proxy contests and make it more difficult for minority stockholders to elect directors of their choosing and cause us to take other corporate actions they desire. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team.

In addition, the Delaware General Corporation Law (which we refer to as the “DGCL”), to which we are subject, prohibits us, except under specified circumstances, from engaging in any mergers, significant sales of stock or assets or business combinations with any stockholder or group of stockholders who owns at least 15% of our common stock.

We may continue to issue shares of preferred stock in the future, which could make it difficult for another company to acquire us or could otherwise adversely affect holders of our Common Stock, which could depress the price of our Class A Common Stock.

Our Certificate of Incorporation authorizes us to issue one or more series of preferred stock. Our board of directors has the authority to determine the preferences, limitations and relative rights of the shares of any such preferred stock and to fix the designation of such series and the number of shares constituting such series, without any further vote or action by our stockholders. We may authorize or issue shares of preferred stock with voting, liquidation, dividend and other rights superior to the rights of our Common Stock. To date we have authorized and issued outstanding shares of our Series B Preferred Stock, which have liquidation and dividend rights superior to the rights of our Common Stock. The potential issuance of preferred stock may also delay or prevent a change in control of us, discourage bids for our Common Stock at a premium to the market price, and materially and adversely affect the market price and the voting and other rights of our Class A Common Stock.

The provision of our Certificate of Incorporation requiring exclusive venue in the Court of Chancery in the State of Delaware for certain types of lawsuits may have the effect of discouraging lawsuits against our directors and officers.

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the DGCL, our Certificate of Incorporation or our Bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

If our operating and financial performance in any given period does not meet the guidance that we provide to the public, our stock price may decline.

We may provide public guidance on our expected operating and financial results for future periods. Any such guidance will be comprised of forward-looking statements subject to the risks and uncertainties described in our public filings and public statements. Our actual results may not always be in line with or exceed any guidance we have provided, especially in times of economic uncertainty. If our operating or financial results for a particular period do not meet any guidance we provide or the expectations of investment analysts or if we reduce our guidance for future periods, the market price of our Class A Common Stock may decline as well.

Our ability to pay regular dividends to our stockholders is subject to the discretion of our board of directors and may be limited by our holding company structure and applicable provisions of Delaware law.

While we have paid cash or stock dividends to holders of our Common Stock in each fiscal year since 2018, our board of directors may, in its sole discretion, decrease the amount or frequency of cash or stock dividends or discontinue the payment of dividends entirely. In addition, as a holding company, we will be dependent upon the ability of our operating subsidiaries to generate earnings and positive cash flows and distribute them to us so that we may pay cash dividends to our stockholders. Our ability to pay cash dividends will be subject to our consolidated operating results, cash assets and requirements and financial condition, the applicable provisions of Delaware law which may limit the amount of funds available for distribution to our stockholders, our compliance with covenants and financial ratios related to existing or future indebtedness, and our other agreements with third parties. Furthermore, each of the companies in the corporate chain must manage its assets, liabilities and working capital in order to meet all of its cash obligations, including the payment of dividends or distributions.

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USE OF PROCEEDS

Our estimated net proceeds from this offering are approximately $                  , after deducting the underwriting discounts and estimated expenses of this offering.

We intend to use the net proceeds that we receive from this offering for working capital and general corporate purposes. Our management will have broad discretion in the application of the net proceeds and investors will be relying on the judgment of our management regarding the application of the proceeds of this offering.

Pending allocation to specific uses, we intend to invest the proceeds in short-term interest-bearing investment grade securities.

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CAPITALIZATION

The following table sets forth our cash and capitalization as of September 25, 2022:

●	on an actual basis;

●	on an as adjusted basis, to give effect to this offering and application of the net proceeds therefrom.

You should read this table in conjunction with the information contained in “Use of Proceeds” included elsewhere in this prospectus supplement, as well as our consolidated financial statements and the related notes incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of September 25, 2022(1)
	(in thousands, except share data)
	Actual	As adjusted

Cash and restricted cash	$48,765	$

Liabilities
Current portion of long term debt	2,432
Redeemable preferred stock	135,000
Long term debt, net of current portion	938,142

Stockholders’ deficit
8.25% Series B Cumulative Preferred Stock, par value $0.0001 per share; 15,000,000 shares of preferred stock authorized; 3,221,471 shares issued and outstanding as of September 25, 2022; Liquidation preference $25 per share	46,606
Class B Common Stock: par value $0.0001 per share; 1,600,000 shares authorized; 1,270,805 shares issued and outstanding as of September 25, 2022	0
Class A Common Stock and additional paid-in capital: par value $0.0001 per share; 50,000,000 shares authorized; 15,305,907 shares issued and outstanding as of September 25, 2022	(25,216)
Accumulated deficit	(107,859)
Total stockholders’ deficit	(86,469)
Total Capitalization	$989,105	$

(1)	The table excludes:

(i)	4,000,000 shares of Common Stock available for issuance under our 2017 Omnibus Equity Incentive Plan, of which options to purchase 2,575,936 shares of Common Stock were outstanding as of September 25, 2022 with a weighted average exercise price of $10.50 per share, of which options to purchase 538,666 shares of Common Stock had vested as of September 25, 2022;

(ii)	1,676,271 shares of Common Stock issuable upon exercise of outstanding warrants as of September 25, 2022 with a weighted average exercise price of $4.44 per share; and

(iii)	241,204 shares of Common Stock issuable upon conversion of a convertible subordinated promissory note issued to the sellers of Elevation Burger, which conversion right is exercisable at $12.00 per share and is subject to certain adjustments and restrictions.

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DESCRIPTION OF OUR CLASS A COMMON STOCK

The following summary of the terms and provisions of our Class A Common Stock does not purport to be complete and is qualified in its entirety by reference to our Second Amended and Restated Certificate of Incorporation, as amended (which we refer to as our “Certificate of Incorporation”), and our Bylaws, each of which is included as an exhibit to the registration statement of which the accompanying prospectus is a part, and is incorporated by reference herein.

General

Under our Certificate of Incorporation, the aggregate number of shares of all classes of capital stock which we have authority to issue is 66,600,000 shares, consisting of (i) 50,000,000 shares of Class A Common Stock, par value $0.0001 per share, (ii) 1,600,000 shares of Class B Common Stock, par value $0.0001 per share, and (iii) 15,000,000 shares of preferred stock, par value $0.0001 per share, of which 11,500,000 shares have been designated as Series B Cumulative Preferred Stock.

Our Class A Common Stock is listed for trading on the Nasdaq Capital Market under the symbol “FAT”. As of the date of this prospectus supplement and prior to the issuance of any shares in this offering, 15,309,222 shares of our Class A Common Stock were issued and outstanding.

As of the date of this prospectus, 1,270,805 shares of our Class B Common Stock were issued and outstanding.

Voting Rights. Holders of our Class A Common Stock are entitled to cast one vote per share of Class A Common Stock, and holders of our Class B Common Stock are entitled to cast 2,000 votes per share of Class B Common Stock, on any matter that is submitted to a vote or for the consent of the stockholders of our Company. Holders of our Class A Common Stock and holders of our Class B Common Stock will at all times vote together as a single class, and are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to our Certificate of Incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares entitled to vote, voting together as a single class.

Dividend Rights. Holders of our Class A Common Stock will share ratably (based on the number of shares of Class A Common Stock held), along with holders of our Class B Common Stock, if and when any dividend is declared by our board of directors out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. No dividend may be paid on shares of our Class A Common Stock and our Class B Common Stock (which we refer to together as our “Common Stock”) unless a dividend is paid simultaneously on the other class of our Common Stock.

Liquidation Rights. On our liquidation, dissolution or winding up, each holder of our Common Stock will be entitled to a pro rata distribution of any assets available for distribution to holders of our Common Stock.

Other Matters. No shares of our Common Stock are subject to redemption or have preemptive rights to purchase additional shares of our Common Stock. Holders of shares of our Common Stock do not have subscription, redemption or conversion rights. There are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of our Common Stock, including the Shares being offering for sale by the Selling Stockholder under this prospectus, are fully paid and nonassessable.

The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of our preferred stock, including our non-voting Series B Cumulative Preferred Stock and any series of preferred stock which we may designate in the future.

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Preferred Stock

Our Certificate of Incorporation provides that our board of directors has the authority, without action by the stockholders, to designate and issue up to 15,000,000 shares of preferred stock in one or more classes or series, and to fix the powers, rights, preferences, and privileges of each class or series of preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences and the number of shares constituting any class or series, which may be greater than the rights of the holders of our Common Stock. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire, or could discourage a third party from seeking to acquire, a majority of our outstanding voting stock. Additionally, the issuance of preferred stock may adversely affect the holders of our Common Stock by restricting dividends available for common stockholders, diluting the voting power of our Common Stock, or subordinating the liquidation rights of our Common Stock. As a result of these or other factors, the issuance of preferred stock could have an adverse impact on the market price of shares of our Class A Common Stock.

In September 2019 we established, and in July 2020 we amended and restated, a series of preferred stock designated as our Series B Cumulative Preferred Stock. As of the date of this prospectus, there were a total of 7,336,278 shares of our Series B Cumulative Preferred Stock issued and outstanding. See the reports we have filed with the SEC for a description of our Series B Cumulative Preferred Stock.

In connection with our acquisitions of Global Franchise Group in July 2021 and of Twin Peaks in October 2021, we granted to the sellers the right to put to our Company an aggregate of 5,936,638 shares of our Series B Preferred Stock, which put rights the sellers have exercised with respect to all of such shares. As adjusted to account for the consummated repurchases and the intended repurchases by us of such shares of Series B Preferred Stock pursuant to the exercises of the put rights, as of the date of this prospectus supplement, there would be a total of 3,221,471 shares of Series B Preferred Stock issued and outstanding.

Exclusive Venue

Our Certificate of Incorporation requires, to the fullest extent permitted by law, that (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers or other employees to us or our stockholders, (iii) any action asserting a claim against us arising pursuant to any provision of the General Corporation Law of the State of Delaware (which we refer to as the “DGCL”) or our Certificate of Incorporation or Bylaws, or (iv) any action asserting a claim against us governed by the internal affairs doctrine will have to be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits us by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against our directors and officers.

Anti-takeover Effects of Provisions of our Certificate of Incorporation, our Bylaws, and Delaware Law

Our Certificate of Incorporation and Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of our Company. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give our board of directors the power to discourage acquisitions that some stockholders may favor.

NOL Protective Provisions. Our Certificate of Incorporation contains provisions (which we refer to as the “NOL Protective Provisions”) intended to prevent certain future transfers of our capital stock which could adversely affect the ability of Fog Cutter Capital Group, Inc. (which we refer to as “FCCG”) and our Company to use FCCG’s tax net operating loss carryforwards (which we refer to as the “NOLs”) for federal and state income tax purposes and certain income tax credits. The NOL Protective Provisions generally restrict any person or entity from attempting to transfer (which includes sales, transfers, dispositions, purchases and acquisitions) any shares of our Common Stock (or options, warrants or other rights to acquire our Common Stock, or securities convertible or exchangeable into shares of our Common Stock), to the extent that such transfer would (i) create or result in an individual or entity (which we refer to as a “Prohibited Person”) becoming either a “5-percent shareholder” of our Common Stock as defined under Section 382 of the Internal Revenue Code of 1986, as amended, and related regulations of the U.S. Department of Treasury (which we refer to as “Section 382”), or the beneficial owner (as defined under the Exchange Act) of five percent (5%) or more of our Common Stock, or (ii) increase the stock ownership percentage of any existing Prohibited Person. The NOL Protective Provisions do not restrict transfers that are sales by a Prohibited Person, although they would restrict any purchasers to the extent that the purchaser is or would become a Prohibited Person. A committee of our board of directors comprised solely of independent directors would have the discretion to approve a transfer of stock that would otherwise violate the NOL Protective Provisions. In deciding whether to grant a waiver, the committee may seek the advice of counsel and tax experts with respect to the preservation of federal and state tax attributes pursuant to Section 382.

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Authorized but Unissued Shares. The authorized but unissued shares of Common Stock and preferred stock are available for future issuance without stockholder approval, subject to any limitations imposed by the listing standards of the Nasdaq Stock Market. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of Common Stock and preferred stock could make more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Requirements for Advance Notification of Stockholder Meetings, Nominations and Proposals. Our Certificate of Incorporation provides that stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of our board of directors or by a qualified stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. Our Certificate of Incorporation provides that, subject to applicable law, special meetings of the stockholders may be called only by a resolution adopted by the affirmative vote of the majority of the directors then in office. Our Bylaws prohibit the conduct of any business at a special meeting other than as specified in the notice for such meeting. In addition, any stockholder who wishes to bring business before an annual meeting or nominate directors must comply with the advance notice and duration of ownership requirements set forth in our Bylaws and provide us with certain information. These provisions may have the effect of deferring, delaying or discouraging hostile takeovers or changes in control of us or our management.

The foregoing provisions of our Certificate of Incorporation and Bylaws could discourage potential acquisition proposals and could delay or prevent a change in control. These provisions are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control. These provisions are designed to reduce our vulnerability to an unsolicited acquisition proposal. The provisions also are intended to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and, as a consequence, they also may inhibit fluctuations in the market price of our shares of Class A Common Stock that could result from actual or rumored takeover attempts. Such provisions also may have the effect of preventing changes in our management or delaying or preventing a transaction that might benefit you or other minority stockholders.

In addition, in our Certificate of Incorporation, we have elected not to be governed by Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our board of directors or unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

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Limitations on Liability and Indemnification of Officers and Directors

Our Certificate of Incorporation and Bylaws provide indemnification for our directors and officers to the fullest extent permitted by the DGCL. We have entered into indemnification agreements with each of our directors that may be broader than the specific indemnification provisions contained under Delaware law. In addition, as permitted by Delaware law, our Certificate of Incorporation includes provisions that eliminate the personal liability of our directors for monetary damages resulting from breaches of certain fiduciary duties as a director. The effect of this provision is to restrict our rights and the rights of our stockholders in derivative suits to recover monetary damages against a director for breach of fiduciary duties as a director, except that a director will be personally liable for:

●	any breach of his duty of loyalty to us or our stockholders;

●	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	any transaction from which the director derived an improper personal benefit; or

●	improper distributions to stockholders.

These provisions may be held not to be enforceable for violations of the federal securities laws of the United States.

Dissenters’ Rights of Appraisal and Payment

Under the DGCL, with certain exceptions, our stockholders will have appraisal rights in connection with a merger or consolidation of our Company. Pursuant to the DGCL, stockholders who properly request and perfect appraisal rights in connection with such merger or consolidation will have the right to receive payment of the fair value of their shares as determined by the Delaware Court of Chancery.

Stockholders’ Derivative Actions

Under the DGCL, any of our stockholders may bring an action in our name to procure a judgment in our favor (also known as a derivative action), provided that the stockholder bringing the action is a holder of our shares at the time of the transaction to which the action relates or such stockholder’s stock thereafter devolved by operation of law and such suit is brought in the Court of Chancery in the State of Delaware. See also “—Exclusive Venue” above.

Transfer Agent and Registrar

The transfer agent and registrar for our Class A Common Stock is VStock Transfer, LLC.

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CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS

The following is a discussion of certain material U.S. federal income tax consequences to Non-U.S. holders (as defined below) of the ownership and disposition of shares of our Class A Common Stock. This discussion applies only to shares of our Class A Common Stock that are held as a capital asset within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended (which we refer to as the “Code”), which generally means as property held for investment, and is applicable only to persons who are buying and receiving shares of our Class A Common Stock in this offering.

This discussion is a summary only and does not describe all of the tax consequences that may be relevant to you in light of your particular circumstances, including but not limited to the alternative minimum tax, the Medicare tax on certain investment income, and the different consequences that may apply if you are subject to special rules that apply to certain types of investors, including but not limited to:

●	our founders, directors, or officers;

●	financial institutions, underwriters, insurance companies, real estate investment trusts, regulated investment companies, or financial services entities;

●	broker-dealers;

●	governments or agencies or instrumentalities thereof;

●	persons that actually or constructively own five percent (5%) or more (by vote or value) of our Class A Common Stock;

●	insurance companies;

●	brokers, dealers or traders subject to a mark-to-market method of tax accounting with respect to our Class A Common Stock;

●	persons holding the securities as part of a “straddle”, hedge, integrated transaction, conversion transaction, constructive sale, or similar transaction;

●	partnerships or other pass-through entities for U.S. federal income tax purposes and any beneficial owners of such entities;

●	persons who acquire shares of our Class A Common Stock as compensation for services or in connection with the exercise of employee stock options;

●	persons who have a “functional currency” for U.S. federal income tax purposes that is not the U.S. dollar;

●	tax-exempt entities, qualified retirement plans, individual retirement accounts, or other tax deferred accounts;

●	foreign government entities;

●	controlled foreign corporations;

●	passive foreign investment companies;

●	persons who hold shares of our Class A Common Stock in connection with a trade or business conducted outside of the United States or in connection with a permanent establishment or other fixed place of business outside of the United States; and

●	former U.S. citizens or former long-term residents of the United States.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) or other pass-through entity holds shares of our Class A Common Stock, the U.S. federal income tax treatment of a partner in such partnership or equityholder in such pass-through entity generally will depend upon the status of the partner or equityholder, upon the activities of the partnership or other pass-through entity, and upon certain determinations made at the partner or equityholder level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) and equityholders in other pass-through entities considering the acquisition of shares of our Class A Common Stock to consult their tax advisors regarding the U.S. federal income tax considerations of the ownership and disposition of shares of our Class A Common Stock by such partnership or pass-through entity.

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As used herein, the term “Non-U.S. holder” means a beneficial owner of shares of our Class A Common Stock who or that is for U.S. federal income tax purposes neither a U.S. Holder nor an entity or arrangement classified as a partnership for U.S. federal income tax purposes. For the purposes of this summary, a “U.S. Holder” means a beneficial owner of shares of our Class A Common Stock that is for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes), created or organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if it (a) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of Section 7701(a)(30) of the Code) has the authority to control all substantial decisions of such trust, or (b) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This discussion is based on the Code, and administrative pronouncements, judicial decisions, and final, temporary and proposed regulations of the U.S. Department of Treasury (which we refer to as “Treasury Regulations”) as of the date hereof, which are subject to change, possibly on a retroactive basis, and changes to any of which subsequent to the date of this prospectus may affect the tax consequences described herein. This discussion does not address any aspect of state, local or non-U.S. taxation, or any other U.S. federal taxes not explicitly discussed herein (such as, but not limited to, gift and estate taxes). We have not sought, and will not seek, a ruling from the Internal Revenue Service (which we refer to as the “IRS”) as to any U.S. federal income tax consequence described herein. The IRS may disagree with the discussion herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION OF CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY AND IS NOT TAX ADVICE. WE URGE PROSPECTIVE HOLDERS TO CONSULT THEIR TAX ADVISORS CONCERNING THE U.S. FEDERAL INCOME TAX CONSEQUENCES TO THEM OF OWNING AND DISPOSING OF SHARES OF OUR CLASS A COMMON STOCK, AS WELL AS THE APPLICATION OF ANY, STATE, LOCAL AND NON-U.S. INCOME, ESTATE AND OTHER TAX CONSIDERATIONS.

Taxation of Distributions

In general, any distributions (including constructive distributions) (other than certain distributions of our stock or rights to acquire our stock) made to a Non-U.S. holder of shares of our Class A Common Stock, to the extent paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles), will constitute dividends for U.S. federal income tax purposes. Any distribution not constituting a dividend (or constructive dividend) will be treated first as reducing (but not below zero) the Non-U.S. holder’s adjusted tax basis in its shares of our Class A Common Stock and, to the extent such distribution exceeds the Non-U.S. holder’s adjusted tax basis, as gain realized from the sale or other disposition of shares of our Class A Common Stock, which will be treated as described below under “—Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of our Class A Common Stock”.

Subject to the discussion below regarding effectively connected dividends, we will be required to withhold tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Such certificate must be provided prior to the payment of dividends and must be updated periodically. If a Non-U.S. holder holds its shares of our Class A Common Stock through a financial institution or other agent acting on such holder’s behalf, such Non-U.S. holder will be required to provide appropriate documentation to such agent. Such Non-U.S. holder’s agent may then be required to provide certification to the applicable withholding agent, either directly or through other intermediaries. If you are eligible for a reduced rate of U.S. withholding tax under an income tax treaty, you should consult with your tax advisor to determine if you are able to obtain a refund or credit of any excess amounts withheld by timely filing an appropriate claim for a refund with the IRS.

If dividends paid to a Non-U.S. holder are effectively connected with such Non-U.S. holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. holder maintains a permanent establishment in the United States to which such dividends are attributable), such Non-U.S. holder will be exempt from the U.S. federal withholding tax described above. To claim the exemption, the Non-U.S. holder must furnish to the applicable withholding agent a valid IRS Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. holder’s conduct of a trade or business within the United States. Any such effectively connected dividends will be subject to regular U.S. federal income tax on a net income basis as if the Non-U.S. holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A corporate Non-U.S. holder receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower applicable treaty rate) on such effectively connected dividends, as adjusted for certain items.

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Gain or Loss on Sale, Taxable Exchange or Other Taxable Disposition of Shares of our Class A Common Stock

Subject to the discussion below under “—Information Reporting and Backup Withholding” and “—FATCA Withholding Taxes”, a Non-U.S. holder generally will not be subject to U.S. federal income tax in respect of gain recognized on a sale, taxable exchange, or other taxable disposition of shares of our Class A Common Stock, unless:

●	the gain is effectively connected with the conduct by the Non-U.S. holder of a trade or business within the United States (and, under certain income tax treaties, is attributable to a U.S. permanent establishment or fixed base maintained by the Non-U.S. holder);

●	we are or have been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the Non-U.S. holder held shares of our Class A Common Stock and certain exceptions do not apply; or

●	the non-U.S. holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition, and certain other requirements are met.

Unless an applicable treaty provides otherwise, gain described in the first bullet point above will be subject to U.S. federal income tax on a net income basis at generally applicable U.S. federal income tax rates as if the Non-U.S. holder were a U.S. resident. Any gains described in the first bullet point above of a corporate Non-U.S. holder may also be subject to an additional “branch profits tax” at a rate of 30% (or a lower applicable income tax treaty rate).

We believe that we are not, and do not anticipate becoming, a “United States real property holding corporation” for U.S. federal income tax purposes. However, such determination is factual in nature and subject to change, and no assurance can be provided as to whether we would be treated as a United States real property holding corporation in any future year. If the second bullet point above applies to a Non-U.S. holder, gain recognized by such holder will be subject to U.S. federal income tax on a net income tax basis at generally applicable U.S. federal income tax rates, and, if we determine that we are likely to be classified as a “United States real property holding corporation”, we will be required to withhold at a rate of 15% any distribution that exceeds our current and accumulated earnings and profits.

Non-U.S. holders are urged to consult their tax advisors with respect to the application of any of these rules.

Information Reporting and Backup Withholding

Information returns will be filed with the IRS in connection with payments of dividends and the proceeds from a sale or other disposition of shares of our Class A Common Stock. A Non-U.S. holder may have to comply with certification procedures to establish that it is not a U.S. person in order to avoid information reporting and backup withholding requirements. The certification procedures required to claim a reduced rate of withholding under a treaty generally will satisfy the certification requirements necessary to avoid the backup withholding as well. In particular, backup withholding generally will not apply to payments to a Non-U.S. holder of dividends on, or the gross proceeds of a disposition of, our Class A Common Stock, provided that the Non-U.S. holder furnishes the required certification for its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, or certain other requirements are met.

Backup withholding is not an additional tax. The amount of any backup withholding from a payment to a Non-U.S. holder will be allowed as a credit against such Non-U.S. holder’s U.S. federal income tax liability and may entitle such Non-U.S. holder to a refund, provided that the required information is timely furnished to the IRS.

All Non-U.S. holders should consult their tax advisors regarding the application of information reporting and backup withholding to them.

FATCA Withholding Taxes

Sections 1471 through 1474 of the Code and the Treasury Regulations and administrative guidance promulgated thereunder (which we refer to as the “Foreign Account Tax Compliance Act” or “FATCA”) generally impose withholding at a rate of 30% on dividends (including constructive dividends) in respect of our Class A Common Stock which are held by or through certain foreign financial institutions (including investment funds), unless any such institution (i) enters into, and complies with, an agreement with the IRS to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution that are owned by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments, or (ii) if required under an intergovernmental agreement between the United States and an applicable foreign country, reports such information to its local tax authority, which will exchange such information with the U.S. authorities. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. Accordingly, the entity through which shares of our Class A Common Stock are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Class A Common Stock held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exceptions will generally be subject to withholding at a rate of 30%, unless such entity either (1) certifies to us or the applicable withholding agent that such entity does not have any “substantial United States owners”, or (2) provides certain information regarding the entity’s “substantial United States owners”, which will in turn be provided to the U.S. Department of Treasury. Withholding under FATCA was scheduled to apply to payments of gross proceeds from the sale or other disposition of property that produces U.S.-source interest or dividends (including shares of our Class A Common Stock), however, the IRS released proposed Treasury Regulations that, if finalized in their proposed form, would eliminate the obligation to withhold on such gross proceeds. Although these proposed Treasury Regulations are not final, taxpayers generally may rely on them until final Treasury Regulations are issued. All prospective investors should consult their tax advisors regarding the possible implications of FATCA on their investment in shares of our Class A Common Stock.

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UNDERWRITING

ThinkEquity LLC is acting as representative of the underwriters. Subject to the terms and conditions of an underwriting agreement between us and the representative, we have agreed to sell to each underwriter named below, and each underwriter named below has severally agreed to purchase, at the public offering price less the underwriting discounts, the number of shares of Class A Common Stock listed next to its name in the following table:

Underwriters	Number of Shares
ThinkEquity LLC

Total

Under the terms and conditions of the underwriting agreement, the underwriters have agreed to purchase all of the shares of Class A Common Stock offered by this prospectus supplement on a firm commitment basis, however, the underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of Class A Common Stock offered by this prospectus supplement are subject to various conditions and representations and warranties, including the approval of certain legal matters by their counsel and other conditions specified in the underwriting agreement. The shares of Class A Common Stock are offered by the underwriters, subject to prior sale, when, as and if issued to and accepted by them. The underwriters reserve the right to withdraw, cancel or modify the offer to the public and to reject orders in whole or in part. The underwriters are obligated to take and pay for all of the shares of Class A Common Stock offered by this prospectus supplement if any such shares of Class A Common Stock are taken, other than those shares of Class A Common Stock covered by the over-allotment option described below.

We have agreed to indemnify the underwriters against specified liabilities, including liabilities under the Securities Act, and to contribute to payments the underwriters may be required to make in respect thereof.

Over-Allotment Option

We have granted a 45-day option to the representative of the underwriters to purchase up to                 additional shares of Class A Common Stock at the public offering price of $            per share, solely to cover over-allotments, if any. The representative of the underwriters may exercise this option for 45 days from the date of this prospectus supplement solely to cover sales of shares of Class A Common Stock by the underwriters in excess of the total number of shares of Class A Common Stock set forth in the table above. If any of these additional shares are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

Underwriting Discounts and Commissions; Expenses

The underwriters propose initially to offer the shares of Class A Common Stock to the public at the public offering price set forth on the cover page of this prospectus supplement and to dealers at those prices less a concession not in excess of $           per share of Class A Common Stock. If all of the shares of Class A Common Stock offered by us are not sold at the public offering price, the underwriters may change the offering price and other selling terms by means of a further supplement to this prospectus supplement.

The following table shows the public offering price, underwriting discounts, and proceeds before expenses to us. The information assumes either no exercise or full exercise of the over-allotment option we granted to the representative of the underwriters.

Total
	Per Share	Without Over-Allotment	With Over-Allotment
Public offering price	$
Underwriting discounts (7.5%)	$
Proceeds, before expenses, to us	$

We have also agreed to pay certain of the representative’s expenses relating to this offering, including (a) filing fees associated with the review of this offering by FINRA; (b) all fees and expenses relating to the listing of such public securities on the Nasdaq Capital Market, including any fees charges by The Depository Trust for new securities; (c) all fees, expenses and disbursements relating to the registration or qualification of the public securities under the “blue sky” securities laws of such states and other jurisdictions as the representative may reasonably designate (including, without limitation, all filing and registration fees); (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the public securities under the securities laws of such foreign jurisdictions as the representative may reasonably designate; (e) the costs associated with post-closing advertising of this offering in the national editions of the Wall Street Journal and New York Times; (f) the costs associated with bound volumes of the public offering materials as well as commemorative mementos and lucite tombstones, each of which we or our designee will provide in such quantities as the representative may reasonably request, not to exceed $3,000; (g) the fees and expenses of our accountants; (h) fees and expenses of the representative’s legal counsel not to exceed $125,000; (i) a $11,500 cost associated with the underwriters’ use of Ipreo’s book-building, prospectus tracking and compliance software for this offering; and (j) up to $14,500 of the representative’s market making and trading, and clearing firm settlement expenses for this offering. For avoidance of doubt, the expenses of the representative reimbursable by us shall not exceed $150,000.

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Our total estimated expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts, are approximately $300,000.

Right of First Refusal

For a period of 90 days from the closing date of this offering, the representative will have an irrevocable right of first refusal, in its sole discretions, to act as sole and exclusive investment banker, sole and exclusive book-runner, sole and exclusive financial advisor, sole and exclusive underwriter and/or sole and exclusive placement agent, at the representative’s sole and exclusive discretion, for each and every future public and private equity offering of shares of Class A Common Stock, including any securities convertible into or exercisable or exchangeable for shares of Class A Common Stock, by us or any successor to or subsidiary of ours, during such 90 day period (each, a “Subject Transaction”), on terms and conditions customary to the representative for such Subject Transactions, subject to certain exceptions. For the avoidance of any doubt, we shall not retain, engage or solicit any additional investment banker, book-runner, financial advisor, underwriter and/or placement agent in a Subject Transaction without the express written consent of the representative.

Lock-Up Agreements

Pursuant to “lock-up” agreements, we, our executive officers and directors, and certain stockholders, have agreed, without the prior written consent of the representative not to directly or indirectly, offer to sell, sell, pledge or otherwise transfer or dispose of any of shares of (or enter into any transaction or device that is designed to, or could be expected to, result in the transfer or disposition by any person at any time in the future of) Class A Common Stock, enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of Class A Common Stock, make any demand for or exercise any right or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of Class A Common Stock or securities convertible into or exercisable or exchangeable for Class A Common Stock or publicly disclose the intention to do any of the foregoing, subject to certain exceptions, for a period of 30 days after the date of this prospectus supplement.

Determination of Offering Price

The public offering price of the shares of Class A Common Stock we are offering was negotiated between us and the underwriters. Factors considered in determining the public offering price of the shares include the history and prospects of our Company, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of this offering and such other factors as were deemed relevant.

Other

From time to time, certain of the underwriters and/or their affiliates may in the future provide, various investment banking and other financial services for us for which they may receive customary fees. In the course of their businesses, the underwriters and their affiliates may actively trade our securities or loans for their own account or for the accounts of customers, and, accordingly, the underwriters and their affiliates may at any time hold long or short positions in such securities or loans. Except for services provided in connection with this offering, no underwriter has provided any investment banking or other financial services to us during the 180-day period preceding the date of this prospectus supplement and we do not expect to retain any underwriter to perform any investment banking or other financial services for at least 90 days after the date of this prospectus supplement.

Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate-covering transactions, penalty bids and purchases to cover positions created by short sales.

Stabilizing transactions permit bids to purchase securities so long as the stabilizing bids do not exceed a specified maximum, and are engaged in for the purpose of preventing or retarding a decline in the market price of the securities while this offering is in progress.

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Over-allotment transactions involve sales by the underwriters of securities in excess of the number of securities that underwriters are obligated to purchase. This creates a syndicate short position which may be either a covered short position or a naked short position. In a covered short position, the number of securities over-allotted by the underwriters is not greater than the number of securities that they may purchase in the over-allotment option. In a naked short position, the number of securities involved is greater than the number of securities in the over-allotment option. The underwriters may close out any short position by exercising their over-allotment option and/or purchasing securities in the open market.

Syndicate covering transactions involve purchases of securities in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of securities to close out the short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market as compared with the price at which they may purchase securities through exercise of the over-allotment option. If the underwriters sell more securities than could be covered by exercise of the over-allotment option and, therefore, have a naked short position, the position can be closed out by buying securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that after pricing there could be downward pressure on the price of the securities in the open market that could adversely affect investors who purchase in this offering.

Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the securities originally sold by that syndicate member are purchased in stabilizing or syndicate covering transactions to cover syndicate short positions.

These stabilizing transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our securities or preventing or retarding a decline in the market price of our securities. As a result, the price of our securities in the open market may be higher than it would otherwise be in the absence of these transactions. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our securities.

Indemnification

We have agreed to indemnify the underwriters against liabilities relating to this offering arising under the Securities Act and the Exchange Act, liabilities arising from breaches of some or all of the representations and warranties contained in the underwriting agreement, and to contribute to payments that the underwriters may be required to make for these liabilities.

Electronic Distribution

This prospectus supplement and accompanying prospectus in electronic format may be made available on websites or through other online services maintained by one or more of the underwriters, or by their affiliates. Other than this prospectus supplement and accompanying prospectus in electronic format, the information on any underwriter’s website and any information contained in any other website maintained by an underwriter is not part of this prospectus supplement or accompanying prospectus or the registration statement of which the accompanying prospectus forms a part, has not been approved and/or endorsed by us or any underwriter in its capacity as underwriter, and should not be relied upon by investors.

Selling Restrictions

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement and accompanying prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement and accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus supplement or accompanying prospectus comes are advised to inform themselves about and to observe any restrictions relating to this offering and the distribution of this prospectus supplement and accompanying prospectus. This prospectus supplement and accompanying prospectus do not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia

This prospectus supplement and accompanying prospectus are not disclosure documents under Chapter 6D of the Australian Corporations Act, has not been lodged with the Australian Securities and Investments Commission and does not purport to include the information required of a disclosure document under Chapter 6D of the Australian Corporations Act. Accordingly, (i) the offer of the securities under this prospectus supplement and accompanying prospectus is only made to persons to whom it is lawful to offer the securities without disclosure under Chapter 6D of the Australian Corporations Act under one or more exemptions set out in section 708 of the Australian Corporations Act, (ii) this prospectus supplement and accompanying prospectus is made available in Australia only to those persons as set forth in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that by accepting this offer, the offeree represents that the offeree is such a person as set forth in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this prospectus supplement.

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China

The information in this document does not constitute a public offer of the securities, whether by way of sale or subscription, in the People’s Republic of China (excluding, for purposes of this paragraph, Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan). The securities may not be offered or sold directly or indirectly in the PRC to legal or natural persons other than directly to “qualified domestic institutional investors”.

European Economic Area—Belgium, Germany, Luxembourg and Netherlands

The information in this document has been prepared on the basis that all offers of securities will be made pursuant to an exemption under the Directive 2003/71/EC (which we refer to as the “Prospectus Directive”), as implemented in Member States of the European Economic Area, or each, a Relevant Member State, from the requirement to produce a prospectus for offers of securities.

An offer to the public of securities has not been made, and may not be made, in a Relevant Member State except pursuant to one of the following exemptions under the Prospectus Directive as implemented in that Relevant Member State:

●	to legal entities that are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

●	to any legal entity that has two or more of (i) an average of at least 250 employees during its last fiscal year; (ii) a total balance sheet of more than €43,000,000 (as shown on its last annual unconsolidated or consolidated financial statements) and (iii) an annual net turnover of more than €50,000,000 (as shown on its last annual unconsolidated or consolidated financial statements);

●	to fewer than 100 natural or legal persons (other than qualified investors within the meaning of Article 2(1)(e) of the Prospectus Directive) subject to obtaining the prior consent of our Company or any underwriter for any such offer; or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of securities shall result in a requirement for the publication by our Company of a prospectus pursuant to Article 3 of the Prospectus Directive.

France

This document is not being distributed in the context of a public offering of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code Monétaire et Financier) and Articles 211-1 et seq. of the General Regulation of the French Autorité des Marchés Financiers, or AMF. The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in France.

This document and any other offering material relating to the securities have not been, and will not be, submitted to the AMF for approval in France and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in France.

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Such offers, sales and distributions have been and shall only be made in France to (i) qualified investors (investisseurs qualifiés) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-1 to D.411-3, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation and/or (ii) a restricted number of non-qualified investors (cercle restreint d’investisseurs) acting for their own account, as defined in and in accordance with Articles L.411-2-II-2° and D.411-4, D.744-1, D.754-1; and D.764-1 of the French Monetary and Financial Code and any implementing regulation.

Pursuant to Article 211-3 of the General Regulation of the AMF, investors in France are informed that the securities cannot be distributed (directly or indirectly) to the public by the investors otherwise than in accordance with Articles L.411-1, L.411-2, L.412-1 and L.621-8 to L.621-8-3 of the French Monetary and Financial Code.

Ireland

The information in this document does not constitute a prospectus under any Irish laws or regulations and this document has not been filed with or approved by any Irish regulatory authority as the information has not been prepared in the context of a public offering of securities in Ireland within the meaning of the Irish Prospectus (Directive 2003/71/EC) Regulations 2005 (which we refer to as the “Prospectus Regulations”). The securities have not been offered or sold, and will not be offered, sold or delivered directly or indirectly in Ireland by way of a public offering, except to (i) qualified investors as defined in Regulation 2(l) of the Prospectus Regulations and (ii) fewer than 100 natural or legal persons who are not qualified investors.

Israel

The securities offered by this prospectus supplement and accompanying prospectus has not been approved or disapproved by the Israeli Securities Authority, or ISA, nor have such securities been registered for sale in Israel. The shares may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus supplement and accompanying prospectus. The ISA has not issued permits, approvals or licenses in connection with this offering or publishing the prospectus supplement and accompanying prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale in Israel, directly or indirectly, to the public of the securities offered by this prospectus supplement and accompanying prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Italy

This offering of the securities in the Republic of Italy has not been authorized by the Italian Securities and Exchange Commission (Commissione Nazionale per le Societ—$$—Aga e la Borsa, “CONSOB” pursuant to the Italian securities legislation and, accordingly, no offering material relating to the securities may be distributed in Italy and such securities may not be offered or sold in Italy in a public offer within the meaning of Article 1.1(t) of Legislative Decree No. 58 of 24 February 1998, or Decree No. 58, other than:

●	to Italian qualified investors, as defined in Article 100 of Decree no.58 by reference to Article 34-ter of CONSOB Regulation no. 11971 of 14 May 1999, or Regulation no. 1197l as amended, or Qualified Investors; and

●	in other circumstances that are exempt from the rules on public offer pursuant to Article 100 of Decree No. 58 and Article 34-ter of Regulation No. 11971 as amended.

Any offer, sale or delivery of the securities or distribution of any offer document relating to the securities in Italy (excluding placements where a Qualified Investor solicits an offer from the issuer) under the paragraphs above must be:

●	made by investment firms, banks or financial intermediaries permitted to conduct such activities in Italy in accordance with Legislative Decree No. 385 of 1 September 1993 (as amended), Decree No. 58, CONSOB Regulation No. 16190 of 29 October 2007 and any other applicable laws; and

●	in compliance with all relevant Italian securities, tax and exchange controls and any other applicable laws.

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Any subsequent distribution of the securities in Italy must be made in compliance with the public offer and prospectus requirement rules provided under Decree No. 58 and the Regulation No. 11971 as amended, unless an exception from those rules applies. Failure to comply with such rules may result in the sale of such securities being declared null and void and in the liability of the entity transferring the securities for any damages suffered by the investors.

Japan

The securities have not been and will not be registered under Article 4, paragraph 1 of the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948), as amended (which we refer to as the “FIEL”), pursuant to an exemption from the registration requirements applicable to a private placement of securities to Qualified Institutional Investors (as defined in and in accordance with Article 2, paragraph 3 of the FIEL and the regulations promulgated thereunder). Accordingly, the securities may not be offered or sold, directly or indirectly, in Japan or to, or for the benefit of, any resident of Japan other than Qualified Institutional Investors. Any Qualified Institutional Investor who acquires securities may not resell them to any person in Japan that is not a Qualified Institutional Investor, and acquisition by any such person of securities is conditional upon the execution of an agreement to that effect.

Portugal

This document is not being distributed in the context of a public offer of financial securities (oferta pública de valores mobiliários) in Portugal, within the meaning of Article 109 of the Portuguese Securities Code (Código dos Valores Mobiliários). The securities have not been offered or sold and will not be offered or sold, directly or indirectly, to the public in Portugal. This document and any other offering material relating to the securities have not been, and will not be, submitted to the Portuguese Securities Market Commission (Comiss&abreve;o do Mercado de Valores Mobiliários) for approval in Portugal and, accordingly, may not be distributed or caused to distributed, directly or indirectly, to the public in Portugal, other than under circumstances that are deemed not to qualify as a public offer under the Portuguese Securities Code. Such offers, sales and distributions of securities in Portugal are limited to persons who are “qualified investors” (as defined in the Portuguese Securities Code). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Sweden

This document has not been, and will not be, registered with or approved by Finansinspektionen (the Swedish Financial Supervisory Authority). Accordingly, this document may not be made available, nor may the securities be offered for sale in Sweden, other than under circumstances that are deemed not to require a prospectus under the Swedish Financial Instruments Trading Act (1991:980) (Sw. lag (1991:980) om handel med finansiella instrument). Any offering of securities in Sweden is limited to persons who are “qualified investors” (as defined in the Financial Instruments Trading Act). Only such investors may receive this document and they may not distribute it or the information contained in it to any other person.

Switzerland

The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or SIX or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering material relating to the securities may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering material relating to the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of securities will not be supervised by, the Swiss Financial Market Supervisory Authority.

This document is personal to the recipient only and not for general circulation in Switzerland.

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United Kingdom

Neither the information in this document nor any other document relating to the offer has been delivered for approval to the Financial Services Authority in the United Kingdom and no prospectus (within the meaning of section 85 of the Financial Services and Markets Act 2000, as amended, or FSMA, has been published or is intended to be published in respect of the securities. This document is issued on a confidential basis to “qualified investors” (within the meaning of section 86(7) of FSMA) in the United Kingdom, and the securities may not be offered or sold in the United Kingdom by means of this document, any accompanying letter or any other document, except in circumstances which do not require the publication of a prospectus pursuant to section 86(1) FSMA. This document should not be distributed, published or reproduced, in whole or in part, nor may its contents be disclosed by recipients to any other person in the United Kingdom.

Any invitation or inducement to engage in investment activity (within the meaning of section 21 of FSMA) received in connection with the issue or sale of the securities has only been communicated or caused to be communicated and will only be communicated or caused to be communicated in the United Kingdom in circumstances in which section 21(1) of FSMA does not apply to our Company.

In the United Kingdom, this document is being distributed only to, and is directed at, persons (i) who have professional experience in matters relating to investments falling within Article 19(5) (investment professionals) of the Financial Services and Markets Act 2000 (Financial Promotions) Order 2005 (which we refer to as the “FPO”), (ii) who fall within the categories of persons referred to in Article 49(2)(a) to (d) (high net worth companies, unincorporated associations, etc.) of the FPO or (iii) to whom it may otherwise be lawfully communicated (together “relevant persons”). The investments to which this document relates are available only to, and any invitation, offer or agreement to purchase will be engaged in only with, relevant persons. Any person who is not a relevant person should not act or rely on this document or any of its contents.

Canada

The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws. Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor. Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI33-105 regarding underwriter conflicts of interest in connection with this offering.

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LEGAL MATTERS

Certain legal matters with respect to the shares of Class A Common Stock offered hereby will be passed upon by Greenberg Traurig, LLP, Los Angeles, California. Blank Rome LLP, New York, New York is acting as counsel to the underwriters.

EXPERTS

Baker Tilly US, LLP, our independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the years ended December 26, 2021 and December 27, 2020 as set forth in their report, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. Our consolidated financial statements are incorporated by reference in reliance on the report of Baker Tilly US, LLP given on their authority as experts in accounting and auditing.

The consolidated financial statements of GFG Holding, Inc. and its subsidiaries as of December 31, 2020 and 2019 and for the two years ended December 31, 2020 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on their authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Twin Restaurant Holding, LLC as of December 27, 2020 and December 29, 2019 and for the year ended December 27, 2020 and for the period from March 29, 2019 (inception) to December 29, 2019 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Fazoli’s Group, Inc. and its subsidiaries as of and for the years ended March 31, 2021 and April 1, 2020 incorporated by reference in this prospectus supplement and the accompanying prospectus have been so incorporated in reliance on the report of Crowe LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of Class A Common Stock offered hereby. This prospectus supplement and the accompanying prospectus, which constitute a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us or our Class A Common Stock offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus supplement or the accompanying prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the SEC pursuant to the Exchange Act. The SEC maintains an Internet website that contains reports, proxy statements and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.

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PROSPECTUS

FAT Brands Inc.

Class A Common Stock

Preferred Stock

Debt Securities

Warrants

Subscription Rights

Units

From time to time, we may offer and sell our Class A Common Stock, preferred stock, debt securities, warrants, subscription rights and units (which we refer to collectively as “securities”) in amounts, at prices and on terms described in one or more supplements to this prospectus. The aggregate amount of the securities offered by us under this prospectus will not exceed $482,000,000.

This prospectus provides you with a general description of the securities that may be offered in one or more offerings. Each time we offer securities, we will provide a supplement to this prospectus that will contain more specific information about the terms of that offering. We may also add, update or change in the prospectus supplement any of the information contained in this prospectus. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement.

You should read both this prospectus and the applicable prospectus supplement, as well as any documents incorporated by reference in this prospectus and/or the applicable prospectus supplement, before you make your investment decision.

Investing in our securities involves risks. You should carefully consider the risk factors beginning on page 4 of this prospectus and set forth in the documents incorporated by reference herein before making any decision to invest in our securities.

The securities may be sold by us or through underwriters or dealers, directly to purchasers or through agents designated from time to time. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable discounts or commissions and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

Our Class A Common Stock is listed under the symbol “FAT”, and our 8.25% Series B Cumulative Preferred Stock is listed under the symbol “FATBP”, on the Nasdaq Capital Market.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 8, 2022.

You should rely only on the information set forth or incorporated by reference in this prospectus or any supplement. No dealer, salesperson or other person is authorized to provide you with information different from that which is set forth or incorporated by reference in this prospectus. You must not rely on any unauthorized information or representations. This prospectus is an offer to sell only the securities it describes, and only under circumstances and in jurisdictions where it is lawful to do so. The information contained in each of this prospectus and the applicable prospectus supplement is accurate only as of the date on its respective cover, regardless of the time of delivery of this prospectus or the applicable prospectus supplement or any sale of a security, and any information incorporated by reference in this prospectus or the applicable prospectus supplement is accurate only as of the date of the document incorporated by reference, unless we indicate otherwise. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (which we refer to as the “SEC”) using a “shelf” registration process. Under this shelf registration statement, we may sell:

●	Class A Common Stock;

●	preferred stock;

●	debt securities;

●	warrants;

●	subscription rights; and

●	units.

This prospectus provides you with a general description of the Class A Common Stock, preferred stock, debt securities, warrants, subscription rights, and units that we may sell. Each time we sell such instruments, we will provide a prospectus supplement (and, if applicable, a pricing supplement) that will contain specific information about the terms of that offering. The prospectus supplement (and any pricing supplement) may also add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus (including the information incorporated by reference herein) and any prospectus supplement (or pricing supplement), you should rely on the information in that prospectus supplement (or pricing supplement). You should read both this prospectus and any prospectus supplement together with the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information”.

The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the headings “Information Incorporated by Reference” and “Where You Can Find More Information”.

Unless otherwise stated, the words “FAT”, our “Company”, “we”, “us”, and “our” refer to FAT Brands Inc. and its subsidiaries, except that such terms refer to FAT Brands Inc. only and not to its subsidiaries in the sections entitled “Description of Common Stock”, “Description of Preferred Stock”, “Description of Debt Securities”, “Description of Warrants”, “Description of Subscription Rights”, and “Description of Units”.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in this prospectus that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (which we refer to as the “Act”), notwithstanding that such statements are not specifically identified as such. In addition, certain statements may be contained in our future filings with the SEC, in press releases, and in oral and written statements made by us or with our approval that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statements of our plans, objectives and expectations or those of our management or board of directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements include information concerning our possible or assumed future results of operations and statements preceded by, followed by or that include the words “believes,” “expects,” “feels,” “anticipates,” “intends,” “plans,” “estimates,” “predicts,” “projects,” “potential,” “outlook,” “could,” “will,” “may” or similar expressions.

Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions. Actual results may differ materially from those expressed in or implied by these forward-looking statements. Factors that could cause actual results to differ from these forward-looking statements include, but are not limited to, the following, as well as those discussed elsewhere in this prospectus, any accompanying prospectus supplement and in the documents incorporated by reference herein:

●	our inability to generate sufficient cash to service our obligations;

●	uncertainties surrounding the severity, duration and effects of the COVID-19 pandemic;

●	our inability to manage our growth;

●	our franchisees could take actions that could harm our business, including not accurately reporting sales;

●	our inability to maintain good relationships with our franchisees;

●	our inability to successfully add franchisees, brands and new stores, and timely develop and expand our operations;

●	our inability to protect our brands and reputation;

●	our ability to adequately protect our intellectual property;

●	success of our advertising and marketing campaigns;

●	our inability to protect against security breaches of confidential guest information;

●	our business model being susceptible to litigation;

●	competition from other restaurants;

●	shortages or interruptions in the supply or delivery of food products;

●	our vulnerability to increased food commodity costs;

●	our failure to prevent food safety and food-borne illness incidents;

●	changes in consumer tastes and nutritional and dietary trends;

●	our dependence on key executive management;

●	our inability to identify qualified individuals for our workforce;

●	our vulnerability to labor costs;

●	our inability to comply with governmental regulation;

●	violations of the U.S. Foreign Corrupt Practices Act and similar worldwide anti-bribery and anti-kickback laws;

●	our inability to maintain sufficient levels of cash flow, or access to capital, to meet growth expectations; and

●	control of our Company by Fog Cutter Holdings, LLC.

You should not put undue reliance on any forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events except to the extent required by applicable law. Please see the sections entitled “Risk Factors” in this prospectus and any accompanying prospectus supplement, and other risks and uncertainties detailed in our other reports and filings with the SEC. If a change occurs, our business, financial condition, liquidity, cash flows and results of operations may vary materially from those expressed in or implied by our forward-looking statements. New risks and uncertainties arise over time, and it is not possible for us to predict the occurrence of those events or the manner in which they may affect us. Except as required by law, we are not obligated to, and do not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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DESCRIPTION OF FAT BRANDS INC.

Our Company

FAT Brands Inc. is a leading multi-brand restaurant company that develops, markets and acquires quick service, fast casual, casual dining, and polished casual dining restaurant concepts around the world. We operate primarily as a franchisor of restaurants, where we generally do not own or operate the restaurant locations but rather generate revenue by charging franchisees an initial franchise fee as well as ongoing royalties. This “asset light” franchisor model provides us with the opportunity for strong profit margins and an attractive free cash flow profile while minimizing restaurant operating company risk, such as long-term real estate commitments or capital investments. For some of our brands, we also directly own and operate restaurant locations, in addition to franchising restaurants. Our scalable management platform enables us to add new stores and restaurant concepts to our portfolio with minimal incremental corporate overhead cost, while taking advantage of significant corporate overhead synergies. The acquisition of additional brands and restaurant concepts as well as expansion of our existing brands are key elements of our growth strategy.  In addition to our restaurant operations, we also own and operate a manufacturing and production facility in Atlanta, Georgia, which supplies our franchisees with cookie dough, pretzel dry mix, and other ancillary products.

Our Concepts

As of the date of this prospectus, we are the owner and franchisor of the following restaurant brands in four main categories – Quick Service, Fast Casual, Casual Dining, and Polished Casual Dining.

Quick Service Restaurants

●	Round Table Pizza. Round Table Pizza is the franchisor of quick service restaurants located primarily in California and the western United States. Round Table pizzas are made with fresh dough and offered in a variety of original flavors and pizza combinations. Customers also have the option to create their own pizzas. Round Table Pizza includes three restaurant formats – Traditional, Clubhouse and Delivery Only.

●	Marble Slab Creamery. Marble Slab Creamery is a purveyor of hand-mixed ice cream. Founded in 1983, Marble Slab was an innovator of the frozen slab technique where customers select a variety of items to be mixed into their ice cream or frozen yogurt on a chilled marble slab. Marble Slab ice cream is made in small batches in franchise locations using ingredients from around the world and dairy from local farms. Marble Slab has locations in the United States, Canada, Bahrain, Bangladesh, Guam, Kuwait, Pakistan, Puerto Rico, and Saudi Arabia.

●	Great American Cookies. Great American Cookies (which we refer to as “GAC”) was founded in Atlanta, Georgia in 1977 as a single store which relied upon a single chocolate chip cookie recipe. In 1978, GAC began its franchise operations and introduced a complete line of cookies and brownies. Over the last 30 years, GAC further increased its presence in malls throughout the United States and significantly expanded its product offerings. GAC is known for its signature Cookie Cakes, signature flavors and menu of gourmet products baked fresh in store. GAC has franchised stores in the United States, Bahrain, Guam, and Saudi Arabia.

●	Hot Dog on a Stick. Hot Dog on a Stick (which we refer to as “HDOS”) is the franchisor of quick service restaurants primarily located in regional malls in California and the western United States. HDOS founder Dave Barnham opened his first hot dog stand in Santa Monica, California in 1946. HDOS offers its turkey frank dipped in batter and cooked in canola oil, along with fresh squeezed lemonade, hot dog in a bun, cheese on a stick, funnel cake sticks, and french fries.

●	Pretzelmaker. Pretzelmaker and Pretzel Time are franchised concepts that specialize in offering hand-rolled soft pretzels, innovative soft pretzel products, dipping sauces, and beverages. Retail locations are primarily located in shopping malls and other types of shopping centers. The brands were founded independently of each other in 1991, united under common ownership in 1998, and consolidated in 2008 to become the new Pretzelmaker.

●	Fazoli’s. Founded in 1988 in Lexington, Kentucky, Fazoli’s is an Italian restaurant chain known for its fast and fresh premium quality Italian food, including freshly prepared pasta entrees, Submarinos® sandwiches, salads, pizzas, desserts, and unlimited signature breadsticks.

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Fast Casual

●	Fatburger. Founded in Los Angeles, California in 1947, Fatburger (The Last Great Hamburger Stand) has, throughout its history, maintained its reputation as an iconic, all-American, Hollywood favorite hamburger restaurant serving a variety of freshly made-to-order and customizable Fatburgers, Turkeyburgers, Chicken Sandwiches, Impossible™ Burgers, Veggieburgers, french fries, onion rings, soft-drinks and milkshakes.

●	Johnny Rockets. Founded in 1986 on iconic Melrose Avenue in Los Angeles, California, Johnny Rockets is a world-renowned, international restaurant franchise that offers high quality, innovative menu items including Certified Angus Beef® cooked-to-order hamburgers, Boca Burger®, chicken sandwiches, crispy fries and rich, delicious hand-spun shakes and malts. This dynamic lifestyle brand offers friendly service and upbeat music contributing to the chain’s signature atmosphere of relaxed, casual fun.

●	Elevation Burger. Established in Northern Virginia in 2002, Elevation Burger is a fast-casual burger, fries, and shakes chain that provides its customers with healthier, “elevated” food options. Serving grass-fed beef, organic chicken, and french fries cooked using a proprietary olive oil-based frying method, Elevation maintains environmentally friendly operating practices, including responsible sourcing of ingredients, robust recycling programs intended to reduce its carbon footprint, and store décor constructed of eco-friendly materials.

●	Yalla Mediterranean. Founded in 2014, Yalla Mediterranean is a Los Angeles, California based restaurant chain specializing in authentic, healthful, Mediterranean cuisine with an environmentally conscience and focus on sustainability. The word “yalla”, which means “let’s go”, is embraced in every aspect of Yalla Mediterranean’s culture and is a key component of our concept. Yalla Mediterranean offers a healthful Mediterranean menu of wraps, plates, and bowls in a fast-casual setting, with cuisine prepared fresh daily using, GMO-free, local ingredients for a menu that includes vegetarian, vegan, gluten-free and dairy-free options accommodating customers with a wide variety of dietary needs and preferences. The Yalla Mediterranean brand demonstrates its commitment to the environment by using responsibly sourced proteins and utensils, bowls and serving trays made from compostable materials.

Casual Dining

●	Buffalo’s Cafe and Buffalo’s Express. Established in Roswell, Georgia in 1985, Buffalo’s Cafe (Where Everyone is Family) is a family-themed casual dining concept known for its chicken wings and 13 distinctive homemade wing sauces, burgers, wraps, steaks, salads and other classic American cuisine. Featuring a full bar and table service, Buffalo’s Cafe offers a distinctive dining experience affording friends and family the flexibility to share an intimate dinner together or to casually watch sporting events while enjoying extensive menu offerings. Beginning in 2011, Buffalo’s Express was developed and launched as a fast-casual, smaller footprint variant of Buffalo’s Cafe offering a limited version of the full menu with an emphasis on chicken wings, wraps and salads. Current Buffalo’s Express outlets are co-branded with Fatburger locations, providing our franchisees with complementary concepts that share kitchen space and result in a higher average unit volume (compared to stand-alone Fatburger locations).

●	Hurricane Grill & Wings. Founded in Fort Pierce, Florida in 1995, Hurricane Grill & Wings is a tropical beach themed casual dining restaurant known for its fresh, jumbo, chicken wings, 35 signature sauces, burgers, bowls, tacos, salads and sides. Featuring a full bar and table service, Hurricane Grill & Wings’ laid-back, casual, atmosphere affords family and friends the flexibility to enjoy dining experiences together regardless of the occasion. The acquisition of Hurricane Grill & Wings has been complementary to FAT Brands’ existing portfolio chicken wing brands, Buffalo’s Cafe and Buffalo’s Express.

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●	Ponderosa and Bonanza Steakhouse. Ponderosa Steakhouse, founded in 1965, and Bonanza Steakhouse, founded in 1963, offer the quintessential American steakhouse experience, for which there is strong and growing demand in international markets, particularly in Asia and the Middle East. Ponderosa and Bonanza Steakhouses offer guests a high-quality buffet and broad array of great tasting, affordably priced steak, chicken and seafood entrées. Buffets at Ponderosa and Bonanza Steakhouses feature a large variety of all you can eat salads, soups, appetizers, vegetables, breads, hot main courses and desserts. An additional variation of the brand, Bonanza Steak & BBQ, offers a full-service steakhouse with fresh farm-to-table salad bar and a menu showcasing flame-grilled USDA steaks and house-smoked BBQ, with contemporized interpretations of traditional American classics.

●	Native Grill & Wings. Based in Chandler, Arizona, Native Grill & Wings is a family-friendly sports grill with locations in Arizona, Illinois, and Texas. Native Grill & Wings serves over 20 wing flavors that guests can order by the individual wing, as well as an extensive menu of pizza, burgers, sandwiches and salads.

Polished Casual Dining

●	Twin Peaks. Founded in 2005 in Dallas, Texas, Twin Peaks is a leading sports lodge-themed restaurant chain known for its scratch made food, 29-degree cold beer, and all-female wait staff. Each Twin Peaks restaurant features a sports viewing experience in a comfortable mountain lodge atmosphere with a customized sports programming package provided by DirecTV. Menu items include smashed and seared to order burgers, in-house smoked ribs, street tacos, and hand-breaded chicken wings. We currently franchise, and also directly own and operate, Twin Peaks restaurants in various states in the United States, and we have two international franchised Twin Peaks restaurants in Mexico City, Mexico.

Corporate Information

FAT Brands Inc. was incorporated as a Delaware corporation on March 21, 2017. Our corporate headquarters are located at 9720 Wilshire Blvd., Suite 500, Beverly Hills, California 90212. Our main telephone number is (310) 319-1850. Our principal Internet website address is www.fatbrands.com. The information on our website is not incorporated by reference into, or a part of, this prospectus.

Controlled Company

As long as Fog Cutter Holdings, LLC continues to own at least 50% of the voting power of our Company, we will be a “controlled company” as defined under the Nasdaq Marketplace Rules. However, we do not currently intend to rely on the controlled company exemptions provided under the Nasdaq Marketplace Rules. For so long as we are a controlled company under that definition, however, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●	an exemption from the rule that a majority of our board of directors must be independent directors;

●	an exemption from the rule that the compensation of our chief executive officer must be determined or recommended solely by independent directors; and

●	an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

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RISK FACTORS

Investing in our securities involves risk. You should carefully consider the specific risks discussed or incorporated by reference in the applicable prospectus supplement, together with all the other information contained in the prospectus supplement or incorporated by reference in this prospectus and the applicable prospectus supplement. You should also consider the risks, uncertainties and assumptions discussed under the caption “Item 1A. Risk Factors” in Part 1 of our Annual Report on Form 10-K for the fiscal year ended December 27, 2020, which is incorporated by reference in this prospectus. Such discussion may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future, including our Quarterly Reports on Form 10-Q. Our business, financial condition and results of operations could be materially and adversely affected by any of these risks. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. The occurrence of any of these risks may cause you to lose all or part of your investment in the offered securities.

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USE OF PROCEEDS

Unless indicated otherwise in the applicable prospectus supplement, we expect to use the net proceeds from the sale of the securities by us for general corporate purposes. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

Additional information on the use of proceeds from the sale of the securities offered by this prospectus may be set forth in the applicable prospectus supplement.

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DESCRIPTION OF COMMON STOCK

General

The Second Amended and Restated Certificate of Incorporation of our Company, as amended (which we refer to as our “Certificate of Incorporation”), authorizes the issuance of up to (i) 50,000,000 shares of Class A Common Stock, par value $0.0001 per share (which we refer to as our “Class A Common Stock”), and (ii) 1,600,000 shares of Class B Common Stock, par value $0.0001 per share (which we refer to as our “Class B Common Stock”, and together with our Class A Common Stock, our “Common Stock”). As of the date of this prospectus, there were 15,116,836 shares of our Class A Common Stock, and 1,270,805 shares of our Class B Common Stock, issued and outstanding. Our Class A Common Stock is listed on the Nasdaq Capital Market under the symbol “FAT”.

Voting Rights

Holders of our Class A Common Stock are entitled to cast one vote per share of Class A Common Stock, and holders of our Class B Common Stock are entitled to cast 2,000 votes per share of Class B Common Stock. The holders of shares of our Class A Common Stock and the holders of shares of our Class B Common Stock will at all times vote together as a single class. Holders of our Common Stock are not entitled to cumulate their votes in the election of directors. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all stockholders present in person or represented by proxy, voting together as a single class. Except as otherwise provided by law, amendments to our Certificate of Incorporation must be approved by a majority or, in some cases, a super-majority of the combined voting power of all shares entitled to vote, voting together as a single class.

Dividend Rights

Holders of our Common Stock are entitled share ratably (based on the number of shares of Common Stock held) if and when any dividend is declared by our board of directors (which we refer to as our “Board”) out of funds legally available therefor, subject to any statutory or contractual restrictions on the payment of dividends and to any restrictions on the payment of dividends imposed by the terms of any outstanding preferred stock. No dividend may be paid on one class of Common Stock unless a dividend is paid simultaneously on the other class of Common Stock.

Liquidation Rights

On our liquidation, dissolution or winding up, each holder of our Common Stock will be entitled to a pro rata distribution of any assets available for distribution to holders of our Common Stock.

Other Matters

No shares of Common Stock are subject to redemption or have preemptive rights to purchase additional shares of Common Stock. The rights, preferences and privileges of the holders of our Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including our non-voting 8.25% Series B Cumulative Preferred Stock (which we refer to as our “Series B Preferred Stock”) and any series of preferred stock which we may designate in the future. There are no redemption or sinking fund provisions applicable to our Common Stock. All outstanding shares of our Common Stock are, and the shares of our Class A Common Stock to be issued in the offering will be, fully paid and nonassessable.

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DESCRIPTION OF PREFERRED STOCK

Our Certificate of Incorporation authorizes the issuance of up to 15,000,000 shares of preferred stock, par value $0.0001 per share. As of the date of this prospectus, there were 9,158,109 shares of our Series B Preferred Stock issued and outstanding.

General

This section describes the general terms and provisions of the preferred stock offered by this prospectus, other than pricing and related terms disclosed for a particular issuance in an applicable prospectus supplement. You should read the particular terms of any series of preferred stock we offer in any prospectus supplement relating to such series, together with the more detailed provisions of our Certificate of Incorporation and the certificate of designations with respect to each particular series of preferred stock, which will be filed as an exhibit to a document incorporated by reference into this prospectus. The prospectus supplement also will state whether any of the terms summarized below do not apply to the series of preferred stock being offered.

Shares of preferred stock may be issued in one or more series from time to time as determined by our Board. Our Board is expressly authorized, without stockholder approval, to fix by resolution the designations, the powers, preferences and rights, and the qualifications, limitations and restrictions, of the shares of each series of preferred stock. Our Board’s ability to authorize, without stockholder approval, the issuance of preferred stock with conversion and other rights may adversely affect the rights of holders of our Common Stock or other series of preferred stock that may be outstanding.

In authorizing any series of preferred stock, our Board may determine the following:

●	the voting powers, if any, of the holders of stock of such series in addition to any voting rights affirmatively required by law;

●	the rights of shareholders in respect of dividends, including, without limitation, the rate or rates per annum and the time or times at which (or the formula or other method pursuant to which such rate or rates and such time or times may be determined) and conditions upon which the holders of stock of such series will be entitled to receive dividends and other distributions, and whether any such dividends will be cumulative or noncumulative and, if cumulative, the terms upon which such dividends will be cumulative;

●	whether the stock of each such series shall be redeemable by us at our option or the holder of the stock, and, if redeemable, the terms and conditions upon which the stock of such series may be redeemed;

●	the amount payable and the rights or preferences to which the holders of the stock of such series will be entitled upon any voluntary or involuntary liquidation, dissolution or winding-up;

●	the terms, if any, upon which shares of stock of such series will be convertible into, or exchangeable for, shares of stock of any other class or classes or of any other series of the same or any other class or classes, including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any; and

●	any other designations, preferences, and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, so far as they are not inconsistent with the provisions of our Certificate of Incorporation, and to the full extent now or hereafter permitted by the laws of the State of Delaware.

Prior to the issuance of any series of preferred stock, our Board will adopt resolutions creating and designating the series as a series of preferred stock, and a certificate of designations setting forth the preferences, rights, limitations and other terms of such series will be filed with the Secretary of State of the State of Delaware.

The preferred stock will have the dividend, liquidation, redemption and voting rights stated in this section unless the applicable prospectus supplement indicates otherwise. You should read the applicable prospectus supplement relating to the particular series of the preferred stock being offered for specific terms, including:

●	the title, stated value and liquidation preferences of the preferred stock and the number of shares offered;

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●	the initial public offering price at which the preferred stock will be issued;

●	the dividend rate(s) (or method of calculation), the dividend periods, the dates on which dividends shall be payable and whether these dividends will be cumulative or noncumulative and, if cumulative, the dates at which the dividends shall begin to cumulate;

●	any redemption or sinking fund provisions; and

●	any additional dividend, liquidation, redemption, sinking fund and other rights, preferences, privileges, limitations and restrictions.

When we issue shares of preferred stock, the shares will be fully paid and nonassessable, which means the full purchase price of the shares will have been paid and holders of the shares will not be assessed any additional monies for the shares. Unless the applicable prospectus supplement indicates otherwise, each series of the preferred stock will rank equally with any outstanding shares of our preferred stock and each other series of the preferred stock. Unless the applicable prospectus supplement states otherwise, the preferred stock will have no preemptive rights to subscribe for any additional securities which are issued by us, meaning, the holders of shares of preferred stock will have no right to buy any portion of the issued securities.

In addition, unless the applicable prospectus indicates otherwise, we will have the right to “reopen” a previous issue of a series of preferred stock by issuing additional preferred stock of such series.

The transfer agent, registrar, dividend disbursing agent and redemption agent for shares of each series of preferred stock will be named in the prospectus supplement relating to such series.

Voting Rights

The holders of shares of preferred stock will have no voting rights, except:

●	as otherwise stated in the applicable prospectus supplement;

●	as otherwise stated in the certificate of designations with respect to shares establishing such series; or

●	as required by applicable law.

Dividend Rights

The holders of the preferred stock of each series will be entitled to receive cash dividends out of funds legally available, when, as and if, declared by our Board or a duly authorized committee of our Board, at the rates and on the dates stated in the applicable prospectus supplement. These rates may be fixed, or variable, or both. If the dividend rate is variable, the applicable prospectus supplement will describe the formula used to determine the dividend rate for each dividend period. We will pay dividends to the holders of record as they appear on our stock books on the record dates determined by our Board or authorized committee. Unless the applicable prospectus supplement indicates otherwise, dividends on any series of preferred stock will be cumulative.

Our Board will not declare and pay a dividend on any of our stock ranking as to dividends, equal with or junior to the preferred stock unless full dividends on the preferred stock have been declared and paid (or declared and sufficient money was set aside for payment).

Until dividends are paid in full or declared and set aside for payment on any series of preferred stock ranking equal with the preferred stock as to dividends:

●	we will declare all dividends pro rata among the preferred stock of each series, so that the amount of dividends declared per share on each series will have the same relationship to each other that accrued dividends per share on each series of preferred stock and other preferred stock bear to each other;

●	other than the pro rata dividends, we will not declare or pay or set aside for payment dividends, or declare or make any other distribution on any security ranking junior to or equal with the preferred stock offered under this prospectus as to dividends or at liquidation (except dividends or distributions paid for in shares of, or options, warrants or rights to subscribe or purchase shares of securities ranking junior to or equal with the preferred stock as to dividends and at liquidation);

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●	we will not redeem, purchase or otherwise acquire for any consideration (or have any monies paid to or set aside in a sinking fund) any securities ranking junior to or equal with the preferred stock as to dividends or at liquidation (except by conversion into or exchange for our stock which ranks junior to the preferred stock as to dividends and at liquidation); and

●	we will not pay interest, or money in lieu of interest, for any dividend payments on any series of the preferred stock that are in arrears.

Redemption Rights

A series of the preferred stock may be redeemable, in whole or in part, at our option, and may be subject to mandatory redemption under a sinking fund or otherwise as described in the applicable prospectus supplement. The preferred stock that we redeem will be restored to the status of authorized but unissued shares of preferred stock which we may issue in the future.

If a series of preferred stock is subject to mandatory redemption, the applicable prospectus supplement will specify the number of shares that we will redeem in each year and the redemption price per share together with an amount equal to all accrued and unpaid dividends on those shares to the redemption date. The applicable prospectus supplement will state whether the redemption price can be paid in cash or other property. If the redemption price is to be paid only from the net proceeds of issuing our capital stock, the terms of the series of preferred stock may provide that, if the capital stock has not been issued or if the net proceeds are not sufficient to pay the full redemption price then due, the shares relating to series of the preferred stock shall automatically and mandatorily be converted into shares of our capital stock under the conversion provisions of the applicable prospectus supplement.

If fewer than all of the outstanding shares of any series of the preferred stock are to be redeemed, the redemption will be made in a manner that our Board decides is equitable.

Unless we default in the payment of the redemption price, dividends will cease to accrue after the redemption date on shares of preferred stock called for redemption and all rights of holders of such shares will terminate except for the right to receive the redemption price.

Conversion and Exchange Rights

If any series of offered preferred stock is convertible into or exchangeable for any other class or series of our capital stock, the applicable prospectus supplement relating to that series will describe the terms and conditions governing the conversions and exchanges.

Liquidation Rights

If we voluntarily or involuntarily liquidate, dissolve or wind up our business, the holders of shares of each series of preferred stock and any other securities that have rights equal to that series of preferred stock under these circumstances will be entitled to receive out of our assets that are available for distribution to stockholders:

●	liquidation distributions in the amount stated in the applicable prospectus supplement; and

●	all accrued and unpaid dividends (whether or not earned or declared), before any distribution to holders of Common Stock or of any securities ranking junior to the series of preferred stock.

Neither the sale of all or any part of our property and business, nor our merger into or consolidation with any other corporation, nor the merger or consolidation of any other corporation with or into us, will be deemed to be a dissolution, liquidation or winding up.

If our assets are insufficient to pay all amounts to which holders of preferred stock are entitled, we will make no distribution on the preferred stock or on any other securities ranking equal to the preferred stock unless we make a pro rata distribution to those holders. After we pay the full amount of the liquidation distribution to which the holders are entitled, the holders will have no right or claim to any of our remaining assets.

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DESCRIPTION OF DEBT SECURITIES

We may issue debt securities under an indenture between us and a U.S. banking institution, as the indenture trustee. Each indenture will be subject to, and governed by, the Trust Indenture Act of 1939, as amended (which we refer to as the “Trust Indenture Act”), and we may supplement the indenture from time to time after we execute them.

This prospectus summarizes the material provisions of the indenture and the debt securities that we may issue under an indenture. This summary may not describe all of the provisions of the indenture or of any of the debt securities that might be important to you. For additional information, you should carefully read the forms of indenture that are incorporated by reference as an exhibit to the registration statement of which this prospectus forms a part.

When we offer to sell a particular series of debt securities, we will describe the specific terms of those debt securities in a supplement to this prospectus. We will also indicate in the supplement whether the general terms in this prospectus apply to a particular series of debt securities. Accordingly, for a description of the terms of a particular issue of debt securities, you should carefully read this prospectus and the applicable supplement.

Terms

The prospectus supplement will describe the debt securities and the price or prices at which we will offer the debt securities. The description will include:

●	the title and form of the debt securities;

●	any limit on the aggregate principal amount of the debt securities or the series of which they are a part;

●	the person to whom any interest on a debt security of the series will be paid;

●	the date or dates on which we must repay the principal;

●	the rate or rates at which the debt securities will bear interest;

●	the date or dates from which interest will accrue, and the dates on which we must pay interest;

●	the place or places where we must pay the principal and any premium or interest on the debt securities;

●	the terms and conditions on which we may redeem any debt security, if at all;

●	any obligation to redeem or purchase any debt securities, and the terms and conditions on which we must do so;

●	the denominations in which we may issue the debt securities;

●	the manner in which we will determine the amount of principal of or any premium or interest on the debt securities;

●	the currency in which we will pay the principal of and any premium or interest on the debt securities;

●	the principal amount of the debt securities that we will pay upon declaration of acceleration of their maturity;

●	the amount that will be deemed to be the principal amount for any purpose, including the principal amount that will be due and payable upon any maturity or that will be deemed to be outstanding as of any date;

●	if applicable, that the debt securities are defeasible and the terms of such defeasance;

●	if applicable, the terms of any right to convert debt securities into, or exchange debt securities for, shares of our capital stock or other securities or property;

●	whether we will issue the debt securities in the form of one or more global securities and, if so, the respective depositaries for the global securities and the terms of the global securities;

●	the subordination provisions that will apply to any subordinated debt securities;

●	any addition to or change in the events of default applicable to the debt securities and any change in the right of the trustee or the holders to declare the principal amount of any of the debt securities due and payable;

●	any addition to or change in the covenants in the indentures; and

●	any other terms of the debt securities not inconsistent with the applicable indentures.

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We may sell the debt securities at a substantial discount below their stated principal amount. We will describe U.S. federal income tax considerations, if any, applicable to debt securities sold at an original issue discount in the prospectus supplement. An “original issue discount security” is any debt security sold for less than its face value, and which provides that the holder cannot receive the full face value if maturity is accelerated. The prospectus supplement relating to any original issue discount securities will describe the particular provisions relating to acceleration of the maturity upon the occurrence of an event of default. In addition, we will describe U.S. federal income tax or other considerations applicable to any debt securities that are denominated in a currency or unit other than U.S. dollars in the prospectus supplement.

Conversion and Exchange Rights

The prospectus supplement will describe, if applicable, the terms on which you may convert debt securities into or exchange them for other debt securities, shares of our capital stock, other securities, or property. The conversion or exchange may be mandatory or may be at your option. The prospectus supplement will describe how the amount of other debt securities, number of shares of our capital stock, amount of other securities, or amount of property to be received upon conversion or exchange would be calculated.

Senior Debt Securities

Payment of the principal, premium, if any, and interest on senior debt securities will rank with all of our other unsecured and unsubordinated debt securities.

Subordinated Debt Securities

Payment of the principal, premium, if any, and interest on subordinated debt securities will be junior in right of payment to the prior payment in full of all of our unsubordinated debt. We will set forth in the applicable prospectus supplement relating to any subordinated debt securities the subordination terms of such securities as well as the aggregate amount of outstanding debt, as of the most recent practicable date, that by its terms would be senior to the subordinated debt securities. We will also set forth in such prospectus supplement limitations, if any, on issuance of additional senior debt.

Form, Exchange, and Transfer

We will issue debt securities only in fully registered form, without coupons, and only in denominations of $1,000 and integral multiples thereof, unless the prospectus supplement provides otherwise. The holder of a debt security may elect, subject to the terms of the indentures and the limitations applicable to global securities, to exchange them for other debt securities of the same series of any authorized denomination and of similar terms and aggregate principal amount.

Holders of debt securities may present them for exchange as provided above or for registration of transfer, duly endorsed or with the form of transfer duly executed, at the office of the transfer agent we designate for that purpose. We will not impose a service charge for any registration of transfer or exchange of debt securities, but we may require a payment sufficient to cover any tax or other governmental charge payable in connection with the transfer or exchange. We will name the transfer agent in the prospectus supplement. We may designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, but we must maintain a transfer agent in each place where we will make payment on debt securities.

If we redeem the debt securities, we will not be required to issue, register the transfer of or exchange any debt security during a specified period prior to mailing a notice of redemption. We are not required to register the transfer or exchange of any debt security selected for redemption, except the unredeemed portion of the debt security being redeemed.

Global Securities

The debt securities may be represented, in whole or in part, by one or more global securities that will have an aggregate principal amount equal to that of all debt securities of that series. Each global security will be registered in the name of a depositary identified in the prospectus supplement. We will deposit the global security with the depositary or a custodian, and the global security will bear a legend regarding the restrictions on exchanges and registration of transfer.

No global security may be exchanged in whole or in part for debt securities registered, and no transfer of a global security in whole or in part may be registered, in the name of any person other than the depositary or any nominee or successor of the depositary unless:

●	the depositary is unwilling or unable to continue as depositary; or

●	the depositary is no longer in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation.

The depositary will determine how all securities issued in exchange for a global security will be registered.

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As long as the depositary or its nominee is the registered holder of a global security, we will consider the depositary or the nominee to be the sole owner and holder of the global security and the underlying debt securities. Except as stated above, owners of beneficial interests in a global security will not be entitled to have the global security or any debt security registered in their names, will not receive physical delivery of certificated debt securities and will not be considered to be the owners or holders of the global security or underlying debt securities. We will make all payments of principal, premium and interest on a global security to the depositary or its nominee. The laws of some jurisdictions require that some purchasers of securities take physical delivery of such securities in definitive form. These laws may prevent you from transferring your beneficial interests in a global security.

Only institutions that have accounts with the depositary or its nominee and persons that hold beneficial interests through the depositary or its nominee may own beneficial interests in a global security. The depositary will credit, on its book-entry registration and transfer system, the respective principal amounts of debt securities represented by the global security to the accounts of its participants. Ownership of beneficial interests in a global security will be shown only on, and the transfer of those ownership interests will be effected only through, records maintained by the depositary or any such participant.

The policies and procedures of the depositary may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. We and the trustee will assume no responsibility or liability for any aspect of the depositary’s or any participant’s records relating to, or for payments made on account of, beneficial interests in a global security.

Payment and Paying Agents

We will pay principal and any premium or interest on a debt security to the person in whose name the debt security is registered at the close of business on the regular record date for such interest.

We will pay principal and any premium or interest on the debt securities at the office of our designated paying agent. Unless the prospectus supplement indicates otherwise, the corporate trust office of the trustee will be the paying agent for the debt securities.

Any other paying agents we designate for the debt securities of a particular series will be named in the prospectus supplement. We may designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, but we must maintain a paying agent in each place of payment for the debt securities.

The paying agent will return to us all money we pay to it for the payment of the principal, premium or interest on any debt security that remains unclaimed for a specified period. Thereafter, the holder may look only to us for payment, as an unsecured general creditor.

Consolidation, Merger, and Sale of Assets

Under the terms of the indentures, so long as any securities remain outstanding, we may not consolidate or enter into a share exchange with or merge into any other person, in a transaction in which we are not the surviving corporation, or sell, convey, transfer or lease our properties and assets substantially as an entirety to any person, unless:

●	the successor assumes our obligations under the debt securities and the indentures; and

●	we meet the other conditions described in the indentures.

Events of Default

Each of the following will constitute an event of default under each indenture:

●	failure to pay the principal of or any premium on any debt security when due;

●	failure to pay any interest on any debt security when due, for more than a specified number of days past the due date;

●	failure to deposit any sinking fund payment when due;

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●	failure to perform any covenant or agreement in the indenture that continues for a specified number of days after written notice has been given by the trustee or the holders of a specified percentage in aggregate principal amount of the debt securities of that series;

●	events of bankruptcy, insolvency or reorganization; and

●	any other event of default specified in the prospectus supplement.

Additional or different events of default applicable to a series of debt securities may be described in a prospectus supplement. An event of default of one series of debt securities is not necessarily an event of default for any other series of debt securities.

If an event of default occurs and continues, both the trustee and holders of a specified percentage in aggregate principal amount of the outstanding securities of that series may declare the principal amount of the debt securities of that series to be immediately due and payable. The holders of a majority in aggregate principal amount of the outstanding securities of that series may rescind and annul the acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived.

Except for its duties in case of an event of default, the trustee will not be obligated to exercise any of its rights or powers at the request or direction of any of the holders, unless the holders have offered the trustee reasonable indemnity. If they provide this indemnification and subject to conditions specified in the applicable indenture, the holders of a majority in aggregate principal amount of the outstanding securities of any series may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of a debt security of any series may institute any proceeding with respect to the indentures, or for the appointment of a receiver or a trustee, or for any other remedy, unless:

●	the holder has previously given the trustee written notice of a continuing event of default;

●	the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series have made a written request upon the trustee, and have offered reasonable indemnity to the trustee, to institute the proceeding;

●	the trustee has failed to institute the proceeding for a specified period of time after its receipt of the notification; and

●	the trustee has not received a direction inconsistent with the request within a specified number of days from the holders of a specified percentage in aggregate principal amount of the outstanding securities of that series.

Modification and Waiver

We and the trustee may change an indenture without the consent of any holders with respect to specific matters, including:

●	to fix any ambiguity, defect or inconsistency in the indenture; and

●	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the trustee may only make the following changes with the consent of the holder of any outstanding debt securities affected:

●	extending the fixed maturity of the series of debt securities;

●	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or any premium payable upon the redemption, of any debt securities; or

●	reducing the percentage of debt securities the holders of which are required to consent to any amendment.

The holders of a majority in principal amount of the outstanding debt securities of any series may waive any past default under the indenture with respect to debt securities of that series, except a default in the payment of principal, premium or interest on any debt security of that series or in respect of a covenant or provision of the indenture that cannot be amended without each holder’s consent.

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Except in limited circumstances, we may set any day as a record date for the purpose of determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indentures. In limited circumstances, the trustee may set a record date. To be effective, the action must be taken by holders of the requisite principal amount of such debt securities within a specified period following the record date.

Defeasance

To the extent stated in the prospectus supplement, we may elect to apply the provisions in the indentures relating to defeasance and discharge of indebtedness, or to defeasance of restrictive covenants, to the debt securities of any series. The indentures provide that, upon satisfaction of the requirements described below, we may terminate all of our obligations under the debt securities of any series and the applicable indenture, known as legal defeasance, other than our obligation:

●	to maintain a registrar and paying agents and hold monies for payment in trust;

●	to register the transfer or exchange of the debt securities; and

●	to replace mutilated, destroyed, lost or stolen debt securities.

In addition, we may terminate our obligation to comply with any restrictive covenants under the debt securities of any series or the applicable indenture, known as covenant defeasance.

We may exercise our legal defeasance option even if we have previously exercised our covenant defeasance option. If we exercise either defeasance option, payment of the debt securities may not be accelerated because of the occurrence of events of default.

To exercise either defeasance option as to debt securities of any series, we must irrevocably deposit in trust with the trustee money and/or obligations backed by the full faith and credit of the United States that will provide money in an amount sufficient in the written opinion of a nationally recognized firm of independent public accountants to pay the principal of, premium, if any, and each installment of interest on the debt securities. We may only establish this trust if, among other things:

●	no event of default shall have occurred or be continuing;

●	in the case of legal defeasance, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the Internal Revenue Service a ruling or there has been a change in law, which in the opinion of our counsel, provides that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred;

●	in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred; and

●	we satisfy other customary conditions precedent described in the applicable indenture.

Notices

We will mail notices to holders of debt securities as indicated in the prospectus supplement.

Title

We may treat the person in whose name a debt security is registered as the absolute owner, whether or not such debt security may be overdue, for the purpose of making payment and for all other purposes.

Governing Law

The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York.

Regarding the Trustee

The trustee will have all the duties and responsibilities of an indenture trustee specified in the Trust Indenture Act. The trustee is not required to expend or risk its own funds or otherwise incur financial liability in performing its duties or exercising its rights and powers if it reasonably believes that it is not reasonably assured of repayment or adequate indemnity.

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DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of shares of our Class A Common Stock or preferred stock (which we refer to in this section as the “applicable capital stock”). Warrants may be issued separately or together with our Class A Common Stock, preferred stock or debt securities, and may be attached to or separate from such Class A Common Stock, preferred stock or debt securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust corporation, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of offered warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. Copies of the forms of warrant agreements, including the forms of warrant certificates representing the warrants, will be filed as exhibits to a document incorporated by reference into this prospectus.

This section describes the general terms and provisions of the warrants offered hereby. The applicable prospectus supplement will describe the specific terms of any issuance of warrants. You should read the particular terms of any warrants we offer in any prospectus supplement, together with the more detailed form of warrant agreement and the form of warrant certificate. The prospectus supplement also will state whether any of the terms summarized below do not apply to the warrants being offered.

General

The applicable prospectus supplement will describe the terms of the warrants, including the following where applicable:

●	the title of the warrants;

●	the offering price of the warrants, if any;

●	the aggregate number of warrants;

●	the designation and terms of the applicable capital stock that is purchasable upon exercise of the warrants;

●	the designation and terms of the securities with which the warrants are issued, and the number of warrants issued with each such security;

●	the date after which the warrants and any securities issued with the warrants will be separately transferable;

●	the number of shares of applicable capital stock purchasable upon exercise of a warrant and the purchase price;

●	the dates on which the right to exercise the warrants begins and expires;

●	the minimum or maximum number of warrants that may be exercised at any one time;

●	the currency, currencies or currency units in which the offering price, if any, and the exercise price are payable;

●	a discussion of certain United States federal income tax considerations;

●	any antidilution provisions of the warrants;

●	any redemption or call provisions applicable to the warrants; and

●	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Warrant certificates may be exchanged for new warrant certificates of different denominations, may be presented for registration of transfer, and may be exercised at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement. Prior to the exercise of any warrants to purchase shares of applicable capital stock, holders of such warrants will not have any rights of holders of the underlying shares of applicable capital stock purchasable upon such exercise, including the right to receive payments of dividends, if any, on the shares of applicable capital stock purchasable upon such exercise or to exercise any applicable right to vote.

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Exercise of Warrants

Each warrant will entitle the holder thereof to purchase such number of shares of applicable capital stock at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered warrants. After the close of business on the expiration date of the warrants (or such later date to which such expiration date may be extended by us), unexercised warrants will become void.

Warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the shares of applicable capital stock purchasable upon such exercise together with certain information set forth on the reverse side of the warrant certificate. Warrants will be deemed to have been exercised upon receipt of payment of the exercise price, subject to the receipt, within five business days, of the warrant certificate evidencing such warrants. Upon receipt of such payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the shares of applicable capital stock purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, a new warrant certificate will be issued for the remaining number of warrants.

Amendments and Supplements to Warrant Agreements

We and the relevant warrant agent may, with the consent of the holders of at least a majority in number of the outstanding unexercised warrants affected, modify or amend the warrant agreement and the terms of the warrants. However, the warrant agreements may be amended or supplemented without the consent of the holders of the warrants issued thereunder to effect changes that are not inconsistent with the provisions of the warrants and that do not adversely affect the interests of the holders of the warrants. Notwithstanding the foregoing, no such modification or amendment may, without the consent of the holders of each warrant affected:

●	reduce the amount receivable upon exercise, cancellation or expiration;

●	shorten the period of time during which the warrants may be exercised;

●	otherwise materially and adversely affect the exercise rights of the beneficial owners of the warrants; or

●	reduce the percentage of outstanding warrants whose holders must consent to modification or amendment of the applicable warrant agreement or the terms of the warrants.

Antidilution and Other Adjustments

Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of shares of applicable capital stock covered by a warrant, are subject to adjustment in certain events, including:

●	the issuance of shares of applicable capital stock as a dividend or distribution on the shares of applicable capital stock;

●	subdivisions and combinations of the applicable capital stock;

●	the issuance to all holders of shares of applicable capital stock of rights entitling them to subscribe for or purchase shares of applicable capital stock within 45 days after the date fixed for the determination of the stockholders entitled to receive such capital stock rights, at less than the current market price; and

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●	the distribution to all holders of shares of applicable capital stock of evidences of our indebtedness or assets (excluding certain cash dividends and distributions described below) or rights or warrants (excluding those referred to above).

We may, in lieu of making any adjustment in the exercise price of, and the number of shares of applicable capital stock covered by, a warrant, make proper provision so that each holder of such warrant who exercises such warrant (or any portion thereof):

●	before the record date for such distribution of separate certificates, shall be entitled to receive upon such exercise shares of applicable capital stock issued with capital stock rights; and

●	after such record date and prior to the expiration, redemption or termination of such capital stock rights, shall be entitled to receive upon such exercise, in addition to the shares of applicable capital stock issuable upon such exercise, the same number of such capital stock rights as would a holder of the number of shares of applicable capital stock that such warrants so exercised would have entitled the holder thereof to acquire in accordance with the terms and provisions applicable to the capital stock rights if such warrant was exercised immediately prior to the record date for such distribution.

Shares of applicable capital stock owned by or held for our account or for the account of any of our majority owned subsidiaries will not be deemed outstanding for the purpose of any adjustment.

No adjustment in the exercise price of, and the number of shares of applicable capital stock covered by, a warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions of cash dividends or distributions to the extent paid from retained earnings. Except as stated above, the exercise price of, and the number of shares of applicable capital stock covered by, a warrant will not be adjusted for the issuance of shares of applicable capital stock or any securities convertible into or exchangeable for shares of applicable capital stock, or securities carrying the right to purchase any of the foregoing.

In the case of a reclassification or change of the applicable capital stock, a consolidation or merger involving us or sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety, in each case as a result of which holders of shares of applicable capital stock shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such shares of applicable capital stock, the holders of the warrants then outstanding will be entitled thereafter to convert such warrants into the kind and number of shares of stock and amount of other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

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DESCRIPTION OF SUBSCRIPTION RIGHTS

The following summary describes the general terms and provisions of the subscription rights to purchase shares of our Class A Common Stock or other securities that we may offer to our shareholders. Subscription rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. Unless we are prohibited from doing so by the applicable rules and regulations of the SEC (including the General Instructions to Form S-3) based on the aggregate market value of our outstanding common equity held by non-affiliates, in connection with any subscription rights offering to our shareholders, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such subscription rights offering. Each series of subscription rights will be issued under a separate subscription rights agent agreement to be entered into between us and a bank or trust company, as subscription rights agent, that we will name in the applicable prospectus supplement. The subscription rights agent will act solely as our agent in connection with the certificates relating to the subscription rights and will not assume any obligation or relationship of agency or trust for or with any holders of subscription rights certificates or beneficial owners of subscription rights.

The prospectus supplement relating to any subscription rights we offer will include specific terms relating to the offering, including, among others:

●	the securities for which the subscription rights are exercisable;

●	the exercise price for such subscription rights;

●	the number of such subscription rights issued to each shareholder;

●	the number of shares of Class A Common Stock or amount of any other securities purchasable upon exercise of such subscription rights;

●	the extent, if any, to which such subscription rights are transferable;

●	a discussion of the material U.S. federal income tax considerations applicable to the issuance or exercise of such subscription rights;

●	the date on which the right to exercise such subscription rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the extent to which such subscription rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the subscription rights offering; and

●	any other terms of such subscription rights, including terms, procedures and limitations relating to the exercise of such subscription rights.

Each subscription right will entitle the holder of the subscription right to purchase for cash the number of shares of our Class A Common Stock or other securities at an exercise price set forth in, or determinable as set forth in, the applicable prospectus supplement. Subscription rights may be exercised at any time up to the close of business on the expiration date for the subscription rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised subscription rights will become void and of no further force or effect.

Holders may exercise subscription rights as described in the applicable prospectus supplement. Upon receipt of payment and the subscription rights certificate properly completed and duly executed at the corporate trust office of the subscription rights agent or any other office indicated in the prospectus supplement, we will, as soon as practicable, issue the shares of Class A Common Stock or other security purchasable upon exercise of the subscription rights. Unless we are prohibited from doing so by the applicable rules and regulations of the SEC (including the General Instructions to Form S-3) based on the aggregate market value of our outstanding common equity held by non-affiliates, if less than all of the subscription rights issued in any subscription rights offering are exercised, we may offer any unsubscribed securities directly to persons other than shareholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

The description in the applicable prospectus supplement and other offering material of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription rights certificate, the form of which will be filed with the SEC if we offer subscription rights. We urge you to read the form of subscription rights certificate, prospectus supplement and other offering material in their entirety.

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DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other classes of securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The units may be issued under unit agreements to be entered into between us and a unit agent, as detailed in the prospectus supplement relating to the units being offered. The prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may be held or transferred separately;

●	a description of the terms of any unit agreement governing the units;

●	a description of the provisions for the payment, settlement, transfer or exchange of the units;

●	a discussion of material federal income tax considerations, if applicable; and

●	whether the units if issued as a separate security will be issued in fully registered or global form.

The descriptions of the units in this prospectus and in any prospectus supplement are summaries of the material provisions of the applicable agreements. These descriptions do not restate those agreements in their entirety and may not contain all the information that you may find useful. We urge you to read the applicable agreements because they, and not the summaries, define your rights as holders of the units. For more information, please review the forms of the relevant agreements, which will be filed with the SEC and will be available as described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information”.

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PLAN OF DISTRIBUTION

We may offer and sell the securities in any one or more of the following ways:

●	to or through underwriters, brokers or dealers;

●	directly to one or more other purchasers;

●	upon the exercise of rights distributed or issued to our security holders;

●	through a block trade in which the broker or dealer engaged to handle the block trade will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	through agents on a best-efforts basis; or

●	otherwise through a combination of any of the above methods of sale.

We may sell the securities being offered by this prospectus by any other method permitted by law, including sales deemed to be an “at the market” offering as defined in Rule 415(a)(4) of the Securities Act of 1933, as amended (which we refer to as the “Securities Act”), including without limitation sales made directly on the Nasdaq Capital Market, on any other existing trading market for our securities or to or through a market maker.

In addition, we may enter into option, share lending or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus. We may also enter into hedging transactions with respect to our securities. For example, we may:

●	enter into transactions involving short sales of the securities by underwriters, brokers or dealers;

●	sell securities short and deliver the shares to close out short positions;

●	enter into option or other types of transactions that require us to deliver the securities to an underwriter, broker or dealer, who will then resell or transfer the securities under this prospectus; or

●	loan or pledge the securities to an underwriter, broker or dealer, who may sell the loaned securities or, in the event of default, sell the pledged securities.

We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us, or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities, or in connection with a concurrent offering of other securities.

Each time we sell securities, we will provide a prospectus supplement that will name any underwriter, dealer or agent involved in the offer and sale of the securities. The prospectus supplement will also set forth the terms of the offering, including:

●	the purchase price of the securities and the proceeds we will receive from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any public offering or purchase price and any discounts or commissions allowed or re-allowed or paid to dealers;

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●	any commissions allowed or paid to agents;

●	any other offering expenses;

●	any securities exchanges on which the securities may be listed;

●	the method of distribution of the securities;

●	the terms of any agreement, arrangement or understanding entered into with the underwriters, brokers or dealers; and

●	any other information we think is important.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account. The securities may be sold from time to time by us in one or more transactions:

●	at a fixed price or prices, which may be changed;

●	at market prices prevailing at the time of sale;

●	at prices related to such prevailing market prices;

●	at varying prices determined at the time of sale; or

●	at negotiated prices.

Such sales may be effected:

●	in transactions on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in transactions in the over-the-counter market;

●	in block transactions in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction, or in crosses, in which the same broker acts as an agent on both sides of the trade;

●	through the writing of options; or

●	through other types of transactions.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise set forth in the prospectus supplement, the obligations of underwriters or dealers to purchase the securities offered will be subject to certain conditions precedent and the underwriters or dealers will be obligated to purchase all the offered securities if any are purchased. Any public offering price and any discount or concession allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

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In addition, any securities covered by this prospectus that qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than pursuant to this prospectus.

The securities may be sold directly by us or through agents designated by us, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to such agent will be set forth in, the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

Offers to purchase the securities offered by this prospectus may be solicited, and sales of the securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of the securities. The terms of any offer made in this manner will be included in the prospectus supplement relating to the offer.

If indicated in the applicable prospectus supplement, underwriters, dealers or agents will be authorized to solicit offers by certain institutional investors to purchase securities from us pursuant to contracts providing for payment and delivery at a future date. Institutional investors with which these contracts may be made include, among others:

●	commercial and savings banks;

●	insurance companies;

●	pension funds;

●	investment companies; and

●	educational and charitable institutions.

In all cases, these purchasers must be approved by us. Unless otherwise set forth in the applicable prospectus supplement, the obligations of any purchaser under any of these contracts will not be subject to any conditions except that (a) the purchase of the securities must not at the time of delivery be prohibited under the laws of any jurisdiction to which that purchaser is subject, and (b) if the securities are also being sold to underwriters, we must have sold to these underwriters the securities not subject to delayed delivery. Underwriters and other agents will not have any responsibility in respect of the validity or performance of these contracts.

Some of the underwriters, dealers or agents used by us in any offering of securities under this prospectus may be customers of, engage in transactions with, and perform services for us, or affiliates of ours and/or theirs, as applicable, in the ordinary course of business. Underwriters, dealers, agents and other persons may be entitled under agreements which may be entered into with us to indemnification against and contribution toward certain civil liabilities, including liabilities under the Securities Act, and to be reimbursed by us for certain expenses.

Subject to any restrictions relating to debt securities in bearer form, any securities initially sold outside the United States may be resold in the United States through underwriters, dealers or otherwise.

Any underwriters to which offered securities are sold by us for public offering and sale may make a market in such securities, but those underwriters will not be obligated to do so and may discontinue any market making at any time.

The anticipated date of delivery of the securities offered by this prospectus will be described in the applicable prospectus supplement relating to the offering.

In compliance with the guidelines of the Financial Industry Regulatory Authority (which we refer to as “FINRA”), the aggregate maximum discount, commission, agency fees or other items constituting underwriting compensation to be received by any FINRA member or independent broker-dealer will not exceed 8% of the offering proceeds from any offering pursuant to this prospectus and any applicable prospectus supplement.

No FINRA member may participate in any offering of securities made under this prospectus if such member has a conflict of interest under FINRA Rule 5121, including if 5% or more of the net proceeds, not including underwriting compensation, of any offering of securities made under this prospectus will be received by a FINRA member participating in the offering or affiliates or associated persons of such FINRA members, unless a qualified independent underwriter has participated in the offering or the offering otherwise complies with FINRA Rule 5121.

To comply with the securities laws of some states, if applicable, the securities may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the securities may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered by us pursuant to this prospectus will be passed upon for us by Greenberg Traurig, LLP, Los Angeles, California. If the validity of the securities will be passed upon by counsel for any underwriters, dealers or agents, such counsel will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of FAT Brands Inc. incorporated by reference from our Annual Report on Form 10-K the fiscal year ended December 27, 2020 have been audited by Baker Tilly US, LLP, independent public accounting firm, as set forth in their report thereon included therein. Such financial statements incorporated by reference in this prospectus have been so incorporated in reliance on the reports of Baker Tilly US, LLP, given on their authority as experts in auditing and accounting.

The consolidated financial statements of GFG Holding, Inc. and its subsidiaries as of December 31, 2020 and 2019 and for the two years ended December 31, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

The consolidated financial statements of Twin Restaurant Holding, LLC as of December 27, 2020 and December 29, 2019, for the year ended December 27, 2020 and for the period from March 29, 2019 (inception) to December 29, 2019 incorporated by reference in this prospectus have been so incorporated in reliance on the report of BDO USA, LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The consolidated financial statements of Fazoli’s Group, Inc. and its subsidiaries as of and for the years ended March 31, 2021 and April 1, 2020 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Crowe LLP, independent auditors, incorporated herein by reference, given on the authority of said firm as experts in accounting and auditing.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with the SEC into this prospectus, which means we can disclose important information to you by referring you to another document. The information incorporated by reference is considered to be part of this prospectus from the date on which we file that document. Any reports filed by us with the SEC (i) on or after the date of filing of the registration statement of which this prospectus forms a part, and (ii) on or after the date of this prospectus and before the termination of the offering of the securities by means of this prospectus, will automatically update and, where applicable, supersede information contained in this prospectus or incorporated by reference into this prospectus. We incorporate by reference the following documents that we have filed with the SEC (but excluding any information furnished to, rather than filed with, the SEC):

●	Our Annual Report on Form 10-K for the fiscal year ended December 27, 2020, filed with the SEC on March 29, 2021;

●	Our Quarterly Reports on Form 10-Q for the quarterly period ended March 28, 2021, filed with the SEC on May 12, 2021, the quarterly period ended June 27, 2021, filed with the SEC on August 6, 2021, and the quarterly period ended September 26, 2021, filed with the SEC on November 8, 2021;

●	Our Current Reports on Form 8-K, filed with the SEC on (i) December 30, 2020, as amended by Amendment No. 1 to Form 8-K filed on March 12, 2021, (ii) January 11, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (iii) January 28, 2021, (iv) February 26, 2021, (v) March 31, 2021, as amended by Amendment No. 1 to Form 8-K filed on April 1, 2021, (vi) April 22, 2021, (vii) April 26, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (viii) April 29, 2021, (ix) May 19, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on June 30, 2021, (x) May 28, 2021, (xi) June 15, 2021, (xii) June 28, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xiii) July 1, 2021, (xiv) July 6, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xv) July 26, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on October 5, 2021, (xvi) July 29, 2021, (xvii) August 2, 2021, (xviii) August 5, 2021, (xix) August 19, 2021, (xx) August 25, 2021, (xxi) August 30, 2021, (xxii) September 2, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xxiii) September 16, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xxiv) September 29, 2021, (xxv) October 6, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on October 15, 2021, (xxvi) October 19, 2021, (xxvii) October 22, 2021, (xxviii) October 25, 2021, (xxix) October 28, 2021, (xxx) November 3, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xxxi) November 18, 2021, (xxxii) November 24, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), (xxxiii) December 16, 2021 (excluding Item 7.01 and Exhibit 99.1 thereof), as amended by Amendment No. 1 to Form 8-K filed on January 31, 2022, (xxxiv) December 27, 2021, and (xxxv) January 26, 2022;

●	Our Definitive Proxy Statement on Schedule 14A, filed with the SEC on September 9, 2021;

●	Our Definitive Information Statement on Schedule 14C, filed with the SEC on July 20, 2021;

●	Our Definitive Information Statement on Schedule 14C, filed with the SEC on August 3, 2021;

●	The description of our Class A Common Stock contained in our registration statement on Form 8-A, filed with the SEC on October 19, 2017, including any amendment or report filed for the purpose of updating such descriptions;

●	The description of our Series B Preferred Stock contained in our registration statement on Form 8-A, filed with the SEC on July 7, 2020, including any amendment or report filed for the purpose of updating such descriptions; and

●	Any documents we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (which we refer to as the “Exchange Act”) after the date of this prospectus and before the termination of the offering of the securities offered hereby, but excluding any information furnished to, rather than filed with, the SEC.

You may request a copy of these filings, at no cost, by writing or calling us at the following address:

FAT Brands Inc.
9720 Wilshire Blvd., Suite 500

Beverly Hills, California 90212

(310) 319-1850

Attn: Investor Relations

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the information requirements of the Exchange Act. Accordingly, we file annual, quarterly and current reports, proxy statements and other information with the SEC, and filed a registration statement on Form S-3 under the Securities Act relating to the securities offered by this prospectus. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information, you should refer to the registration statement and its exhibits.

You can also review our filings by accessing the website maintained by the SEC at http://www.sec.gov. The site contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. In addition, to the foregoing, we maintain a website at http://www.fatbrands.com. Our website content is made available for informational purposes only. It should neither be relied upon for investment purposes nor is it incorporated by reference into this prospectus. We make available on our website copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any amendments to such document as soon as practicable after such documents or materials are electronically filed with or furnished to the SEC.

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                                         shares of Class A Common Stock

PROSPECTUS SUPPLEMENT

ThinkEquity

November     , 2022